As filed with the Securities and Exchange Commission on September 19, 2000
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933


                                 CONSYGEN, INC.
                  --------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

          Texas                           7371                   76-0260145
-------------------------------    -----------------      ----------------------
(State or Other Jurisdiction of    (Primary Standard         (I.R.S. Employer
 Incorporation or Organization)        Industrial         Identification Number)
                                     Classification
                                      Code Number)

                              125 South 52nd Street
                              Tempe, Arizona 85281
                                 (480) 394-9100
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                              125 South 52nd Street
                              Tempe, Arizona 85281
                    ----------------------------------------
                    (Address of Principal Place of Business)

            A. Lewis Burridge, President and Chief Executive Officer
                                 ConSyGen, Inc.
                              125 South 52nd Street
                              Tempe, Arizona 85281
                                 (480) 394-9100
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:
                           John G. Nossiff, Jr., Esq.
                       Brown, Rudnick, Freed & Gesmer P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                               Tel: (617) 856-8200
                               Fax: (617) 856-8201

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offerings. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
================================================================================

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
 Title of Each Class                    Proposed Maximum       Proposed Maximum
 of Securities to be      Amount to      Offering Price       Aggregate Offering       Amount of
    Registered          be Registered      Per Unit(1)             Price(1)         Registration Fee
----------------------------------------------------------------------------------------------------
 Common Stock,
$.003 par value          13,646,000          $0.605               $8,255,830            $2,180
====================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based upon the average of the high and low prices of the common stock as quoted on the National Association of Securities Dealers, Inc's. OTC Bulletin Board on September 12, 2000.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

           PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER __, 2000


                              13,646,000 Shares of
                                  Common Stock

                                 CONSYGEN, INC.

                         ------------------------------

     The selling stockholders listed under the caption "Selling Stockholders" on page 42 of this prospectus are selling up to 13,646,000 shares of our common stock, $.003 par value per share, which includes 4,498,000 shares registered for sale upon the private exercise of outstanding warrants.

     The selling stockholders may offer common stock through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from this offering.

     Our  common  stock is  quoted on the  National  Association  of  Securities
Dealers, Inc's. OTC Bulletin Board under the symbol "CSGI." On September 12, 2000 the last quoted sale price of the common stock was $0.605 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS", BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is September __, 2000.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
About this Prospectus ..................................................    3
Prospectus Summary .....................................................    3
Risk Factors ...........................................................    6
Use of Proceeds ........................................................   12
Dividend Policy ........................................................   12
Price Range of Common Stock ............................................   12
Management's Discussion & Analysis of Financial
 Condition & Results of Operations .....................................   13
Business ...............................................................   19
Management .............................................................   34
Certain Transactions ...................................................   39
Principal Stockholders .................................................   40
Selling Stockholders ...................................................   41
Description of Capital Stock ...........................................   44
Shares Eligible for Future Sale ........................................   46
Plan of Distribution ...................................................   47
Legal matters ..........................................................   47
Experts ................................................................   47
Additional Information .................................................   48
Index to Consolidated Financial Statements .............................  F-1

                              ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS MATERIAL INFORMATION REGARDING OUR COMPANY AND THE OFFERING CONTAINED IN THIS PROSPECTUS. HOWEVER, THIS SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION.

     We conduct business together with our wholly-owned subsidiary, ConSyGen, Inc., an Arizona corporation, an entity which commenced business in 1979 for the purpose of developing and marketing business software solutions. In 1993, we commenced development of an automated software capability to convert client software applications from mainframes to open systems, which we marketed until 1999. In 1996, we commenced extension of this conversion capability to deal with the "Year 2000" computer problem. The resulting ConSyGen 2000SM toolset provided highly-automated date conversions and was used to complete several successful conversion projects prior to 2000. We have not generated significant revenue from the toolsets or other related services, and we discontinued marketing of both services during the 2000 fiscal year.

     In 1998, as part of our planning for new products and revenue opportunities, we introduced a non-software product, the "COUNTERFEIT COPTM". This device uses an Ultra-Violet light to provide effective protection against multiple forms of counterfeiting, including the paper consistency of all forms of U.S. domestic currency, hidden emblems on credit cards, drivers' licenses, travelers' checks, event tickets, casino chips, and various governmental documents. We believe that there will be ready market acceptance of this product in all areas where the potential for counterfeiting exists, based on the product's accuracy, speed, and ease of use. To market this product, we have created a Business Product Division, and we have entered into master distributor relationships with First Data Corporation, GMS Auditing, and Cardservice International. We are in discussions with several other potential master distributors with whom we expect additional contracts to be signed early in the 2001 fiscal year.

     In 1999, our research determined that a major Internet business opportunity existed for software which would enable the faster, broader facilitation of electronic commerce ("e-commerce") transactions, particularly for smaller merchants. We specifically wanted to develop software to resolve the reluctance of Internet users to use electronic payment and receipt methods on the Internet because of their concerns about security and privacy over the Internet. We have commenced the development of Internet-based software products, generally named BIZPAY(TM) and the BIZPAY SUITE(TM), which are designed to address these concerns. These products are described in detail below. We intend to market this software suite domestically and internationally to companies that participate in the electronic funds-transfer industry. This concentration on the marketing of our new software through our strategic partners confirms our new direction as a specialist software development company, and our transition from supplying software-related services. Our partners have been selected specifically to provide the distribution and market penetration required for the widest possible deployment of our software products. We expect to generate revenue from multiple sources:

     -    transaction fees levied on all BIZPAY merchant transactions;
     - advertising, particularly from banner advertisements placed on the transaction emails; and
     - interest receivable on the financial `float' of BIZPAY account balances.

     The design concept behind our technology is to allow every Internet user - domestically or internationally - to participate in e-commerce in an easy-to-use, safe and secure environment, and to make shopping and payments for products and services over the Internet easier, through the use of a personal BIZPAY account. The BIZPAY software is expected to enable small- to mid-tier businesses and homegrown businesses to accept credit cards as a form of payment without incurring the cost or administrative overhead of a traditional credit card merchant account.

     Our BIZPAY SUITE is under development, and we expect to release the first version over the next several months. We expect this initial version to consist of:

     * BIZPAY - a complete service offering which will enable a buyer to send, and the seller to receive, payments with the ease of sending and receiving e-mail.

     * BIZPAYESCROW(TM) - a real-time risk analysis and escrow settlement method, which is particularly important for the real-time auction business.

     * BIZPAYMERCHANT(TM) - the back-end merchant component for small- to mid-tier businesses. This module will provide to merchants the ability to accept credit card transactions in the form of e-mail without requiring the traditional credit card merchant account.

     * BIZPAYMALL(TM) - will be a virtual mall with many merchants. It is a place where a buyer will be able to browse for products and services and to make purchases using BIZPAY. This "mall" should generate "foot traffic" (Internet users) for all participating merchants and will allow a buyer to search for products and services. Every new BIZPAY consumer will be placed into BIZPAYMALL upon their acceptance of viral marketing dollars, which are a special financial incentive based on the new member's joining of BIZPAY and their referral of new members.

     We expect to expand the BIZPAY SUITE over the following several months to include:

     * BIZPAYMOBILE(TM) - a complete mobile commerce payment solution for wireless devices.

     * BIZPAYMENU(TM) - will enable a restaurant's business to be conducted entirely on wireless devices.

     *    BIZPAYCREDIT(TM)- our brand of credit card.

     *    BIZPAYPORTAL(TM)   -  will  help  to  fuel  both  user  and  corporate
          acceptance of mobile commerce and e-mail-based payment methods.

     * BIZPAYAUCTION(TM) - will be an online auction house that brings sellers and buyers together in a bid/purchase environment.

     We are actively marketing and developing our BIZPAY SUITE software. In addition, we are preparing for the BIZPAY SUITE's introduction in both domestic and international markets. We are marketing ConSyGen products, including the BIZPAY SUITE, in Australia, South-East Asia, and in the Central European region and European Union countries.

     In August, 2000, we announced the formation of our Multimedia Productions Group, a new division focusing specifically on the production and sale of multimedia presentations built around the most recent computer animation technology. Initially, we will use current staff resources to provide services to external clients when there is surplus capacity from internal priorities. If sales volumes justify expansion, we will increase our staffing to accommodate such volumes. We believe that we will be able to grow this business as a profitable adjunct to our existing services. This service does not represent a change of direction or emphasis from our concentration on the COUNTERFEIT COP and our BIZPAY products.

THE OFFERING

     We are registering for sale by security holders up to 13,646,000 shares of our common stock, including 4,498,000 shares registered for sale upon the private exercise of outstanding warrants. See "Selling Stockholders" on page 42 of this prospectus for details of individual stockholders selling shares under this prospectus.

FORWARD LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. We identify forward-looking statements with the words "plan", "expect", "anticipate", "will", "should", and similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section below as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

LOCATION

     Our offices are located at 125 South 52nd St., Tempe, Arizona 85281. Our telephone number is 480-394-9100. Our Internet web sites are located at: www.consygen.com and www.bizpayinternational.com.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE DECIDING TO INVEST IN THE SHARES OF COMMON STOCK.

     WE HAVE A HISTORY OF NET LOSSES AND NEGATIVE CASH FLOWS. IF WE ARE UNABLE TO BECOME PROFITABLE IT IS UNLIKELY THAT WE WILL BE ABLE TO CONTINUE OUR OPERATIONS.

     We have sustained substantial and recurring losses and negative cash flows in each of the last three fiscal years ended May 31, 1998, 1999 and 2000. For these periods, we had aggregate net losses of $15,368,000. For the fiscal year ended May 31, 2000, we had a net loss of $7,343,000, and for the fiscal year ended May 31, 1999, we had a net loss of $4,946,000. We are also experiencing a significant working capital deficiency. Please see the discussion of "Material Changes in Financial Condition, Liquidity and Capital Resources" contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" of this prospectus.

     If we continue to sustain losses and negative cash flow, it is unlikely that we will be able to continue our operations. Our ability to become profitable primarily depends on our ability to generate significant revenue and improve the efficiency of our operations. Specifically, we must be able to generate substantial sales of our Counterfeit Cop product and complete development of our BIZPAY products and generate revenue from the sale of our BIZPAY products, once developed.

     WE HAVE BEEN UNABLE TO FUND OUR OPERATIONS WITH INTERNALLY-GENERATED FUNDS BECAUSE OUR BUSINESS HAS GENERATED NEGATIVE CASH FLOW. WE WILL NEED TO GENERATE FUNDS INTERNALLY OR RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS DURING THE 2001 FISCAL YEAR.

     We have required, and will continue to require, substantial capital to fund our business operations. We expect to require additional funds to continue or to extend product development and marketing. We may obtain additional financing through private placements of debt or equity or through collaborative arrangements with our partners including, but not limited to, our international partners. If adequate funds are not available when required or on acceptable terms, we may be forced to delay, scale back, or eliminate our product development activities and sales and marketing efforts. If this were to become necessary, it could adversely affect our business, results of operations and our financial condition.

     THERE IS  SUBSTANTIAL  DOUBT  ABOUT OUR  ABILITY TO CONTINUE AS A GOING
CONCERN.

      Our auditor's report indicates that certain factors raise substantial doubt about our ability to continue as a going concern. Our auditors issued a going concern opinion because:

     *    we have incurred recurring material losses from operations;
     *    we have material current debt; and
     *    we have not generated significant revenue from our new product lines.

     We cannot assure you that we will be able to generate internally or raise sufficient funds to continue our operations, or that our auditor's will not issue another going concern opinion. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.

     Our consolidated financial statements do not include any adjustments to reflect the possible future affects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue our operations.

     WE EXPECT THAT A SUBSTANTIAL NUMBER OF OUR SECURITIES WILL BE SOLD IN THE MARKET IN THE NEAR FUTURE. THIS COULD CAUSE OUR STOCK PRICE TO DECLINE SIGNIFICANTLY.

     The market price of our common stock could decline significantly if our existing stockholders sell shares of our common stock in the market after this offering, or as a result of the perception that such sales could occur. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate. As of September 12, 2000, we had approximately 29,978,503 shares of common stock outstanding, which does not include the 4,613,000 shares issuable upon exercise of outstanding warrants.

     Upon the effectiveness of the Registration Statement of which this prospectus is a part, assuming the prior exercise of the outstanding warrants to purchase 4,498,000 shares of common stock which are being registered for sale hereunder, approximately 28,174,841 shares will be freely tradable without restriction under the Securities Act of 1933, as amended. In addition, subject to certain volume and other limitations, approximately 5,431,500 shares are currently eligible for sale under Rule 144, including 5,414,500 shares which are held by one of our affiliates, and approximately 718,012 shares are eligible for public sale without registration, pursuant to Rule 144.

     As of August 31, 2000, we also had outstanding options to purchase 5,634,321 shares of our common stock at a weighted average exercise price of approximately $1.283 per share. Further, we have filed Form S-8 Registration Statements under the Securities Act registering an aggregate of 10,500,000 shares of common stock issuable under our stock option plans, including the 5,634,321 options currently outstanding.

     If the convertible debentures were converted as of August 31, 2000, an additional 3,078,740 shares of our common stock would have been issued.

     In addition, in January 2000 we entered into an agreement with a consultant, Saviar and Spaeth Enterprises. Among other things, the Agreement provided that we were to issue the consultant warrants to purchase 1,100,000 shares of our common stock, at a weighted average exercise price of $0.43 per share, in consideration for services to be provided by the consultant. We do not believe that the consultant fulfilled its obligations under the Agreement and, accordingly, we have not issued the Warrants to the consultant. The consultant, through its attorney, has demanded $2.5 million to settle the matter. We do not believe that the consultant is entitled to $2.5 million. We intend to vigorously defend any claim made by the consultant, but can give you no assurance as to the outcome of this dispute, which could result in substantial dilution to our stockholders.

     OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE OUR BIZPAY SOFTWARE IS CURRENTLY UNDER DEVELOPMENT AND IN THE EARLY STAGES OF IMPLEMENTATION. IF WE ARE UNABLE TO COMPLETE DEVELOPMENT OF OUR BIZPAY SOFTWARE OR A MARKET FOR OUR PRODUCTS AND SERVICES DOES NOT DEVELOP, WE MAY BE UNABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY.

     A market for our products may not develop as anticipated, and we may not successfully execute our business strategy. We have a limited operating history upon which you can evaluate our business. Our BizPay software products are currently in the early stages of development and implementation. Until we complete development of our new BizPay software products, we will derive substantially all of our revenues from our Counterfeit Cop business. No further revenues are expected from the discontinued Year 2000 business, and, although we expect that revenues from the Counterfeit Cop will grow during fiscal 2001, these revenues may not be sufficient to enable us to continue to fund our operations. If we are unable to complete the development of our BizPay products or if the market does not accept these products, we will have difficulty generating the revenue we need to continue doing business.

     OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE REVENUES. ACCORDINGLY, WE MAY ACHIEVE A LEVEL OF REVENUES THAT IS LOWER THAN WE EXPECT, WHICH WOULD RESULT IN GREATER THAN EXPECTED LOSSES.

     As a result of our limited operating history with our Business Products division, it is difficult to accurately forecast future revenues. We may be unable to adjust our spending in a timely manner to adjust for any unexpected revenue shortfall. Also, we have limited meaningful historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive. As a result, we may be unable to adjust our spending in a timely manner to adjust for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet customer demand in excess of our expectations.

     OUR HISTORICAL FINANCIAL RESULTS ARE NOT MEANINGFUL TO AN ANALYSIS OF OUR CURRENT BUSINESS.

     The financial data included in this document covers periods prior to the transition from our Year 2000 business to our new business, which comprises the introduction of the COUNTERFEIT COP and planning for the introduction of our BIZPAY software products, which are still under development. Accordingly, our historical financial data is not necessarily meaningful to an analysis of our current and future business operations. For example, Year 2000 services accounted for virtually all of our total revenue during the year ended May 31, 1999 and essentially none of our total revenue during the year ended May 31, 2000. Because we will no longer receive revenues from the Year 2000 operations, our revenues in future periods will be substantially less than prior periods unless we are able to replace the lost revenues from the Year 2000 business with new business.

     IN ORDER TO SUSTAIN OUR VIABILITY OVER THE NEXT FEW YEARS, WE WILL NEED TO DEVELOP NEW PRODUCTS.

     The successful development of any new products is dependent on a number of factors, including our ability to develop acceptable products, to anticipate future changes and the demands of applicable markets, the retraining or hiring necessary personnel, and our ability to provide sufficient capital either from internally generated revenues or external sources to properly fund the development of new products. Also, if we do not complete the development of new products, we will need to seek other opportunities to replace the revenues generated by our Year 2000 and software services businesses.

     We have not yet released the initial version of our new BizPay software product. We may encounter difficulties in completing the BizPay product line or in expanding such product line once initial development is completed. If we are unable to complete development of our BizPay product line, we will not be able to generate the level of revenue we are expecting and may have difficulty funding our operations. Any failures to anticipate product opportunities in our market areas, or any delays in developing and releasing new products, could have a material adverse effect on our business, results of operations and our financial condition.

     IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGES, OUR PRODUCTS COULD BECOME OBSOLETE AND WE COULD LOSE CUSTOMERS.

     To be competitive, we must enhance and improve the functionality and features of our products. If competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing products and systems may become obsolete. Ongoing development of our technology entails significant expense and technical risks. The markets for counterfeit detection devices and for Internet and electronic commerce products and services are characterized by rapidly changing technologies, resulting in rapid product obsolescence and short product life-cycles. Accordingly, our success is dependent on our ability to anticipate technological changes and business opportunities, and to conditionally identify, obtain and successfully market new products and services that utilize evolving technologies and that satisfy customer preferences and industry requirements. We cannot be certain that present or future competitors will not market products and services which have actual or perceived advantages over ours or which render our products and services obsolete or less marketable.

     IF WE FAIL TO ESTABLISH AND MAINTAIN A CLEAR ADVANTAGE OVER OUR COMPETITORS, WE WILL HAVE DIFFICULTY IN CAPTURING OR RETAINING AN ADEQUATE MARKET SHARE TO ENSURE ACCEPTANCE OF OUR PRODUCTS AND THEIR CONTINUING MARKET PENETRATION. FAILURE TO COMPETE EFFECTIVELY IN OUR MARKET WILL LEAD TO REDUCED SALES, WHICH WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     The industry in which the COUNTERFEIT COP competes is extremely competitive and has relatively low barriers to entry. With the COUNTERFEIT COP, we compete primarily with three main classes of products:

     - chemical-based pen-type scanners. The market leader is Money Tester, although there are several other products, all of which are relatively inexpensive;

     - ultra-violet light-based. There are at least two other products which compete directly with COUNTERFEIT COP; and

     -    ink-checking and micro-writing detection.

     With BIZPAY, the primary competition is in three major categories:

     - `person-to-person' transaction services, such as PayPal.com (X.com), ProPay.com, PayMe.com, and BillPoint.com (eBay.com). Several of these competitors have established partner relationships with major banks and financial institutions, as we are seeking to do with BIZPAY; however, their concentration is almost exclusively directed to the individual's requirement to transfer money electronically. BIZPAY is designed to facilitate the merchant side of an electronic sales transaction, while also providing full service and protection to the individual/buyer. We expect that one or more of these competitors will move to extend their service offering to include merchant features, but we also believe that we will have a time and market position advantage due to the planned early release of the merchant features;

     - `paper-payment' replacement. Services such as PayMyBills.com and PayTrust.com (which has American Express and AT&T Ventures among its backers) are providing an online alternative to check payments. BIZPAY will not incorporate this feature in its initial release, although we expect that it will be introduced in later versions; and

     - individual service providers. There are several companies which now market specific functions to other, larger companies - either software aggregators preparing larger software offerings, or financial groups seeking to develop their own solution. We believe that most of these companies are small, with limited funding, and easily absorbed by larger entities. They provide an innovative and rapidly-growing range of specialist services.

     While  all  competitive  services  offer  one or  more of the  three  major
e-commerce    transactions    (person-to-person,    consumer-to-business,    and
business-to-business), BIZPAY is expected to offer all three.

     We expect that BIZPAY will compete successfully with less functional systems such as PayPal and Ebay's BillPoint, which we believe will present only a basic level of competition. We are aware that major credit-card processing companies have sufficient technical capacity to develop an alternative system to BIZPAY, should they decide to enter this market; to date, most have preferred to use external developers or to partner with other financial-services groups to gain size and efficiency advantages. We expect this trend to continue, and we are seeking to position BIZPAY to benefit from this approach.

     We must compete effectively and continually with established products and services, and we must create and maintain profitable business relationships and partnerships with major industry participants. We must also provide a service which is cost-effective and able to discourage competition from other members of the financial-services industry with substantially stronger financial reserves than ourselves.

     A FAILURE TO MAINTAIN OUR RELATIONSHIP WITH THE SUPPLIER OF OUR COUNTERFEIT COP PRODUCT WOULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

     We are dependent upon a third party supplier for the manufacture of our COUNTERFEIT COP products. Our supplier generally can cancel or modify its agreement with us upon no or relatively short notice. In addition, any decline in the quality of our COUNTERFEIT COP products could adversely affect our reputation. The untimely loss of the manufacturer of our COUNTERFEIT COP, or a change in any favorable pricing agreements with the manufacturer, would negatively impact the cash flow we receive from our operations.

     IF WE ARE UNABLE TO MANAGE CHANGE AND ANY FUTURE GROWTH, OUR BUSINESS MAY BE HARMED.

     We cannot be certain that our systems, procedures and controls will be adequate to support any expansion of our operations. Any future growth also will impose significant added responsibilities on members of our senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by us. If our new management team fails to manage and grow the changing business lines successfully and profitably, or fails to guide us in our new strategic direction, there would be a material adverse impact on our business, results of operations and our financial condition.

     Factors affecting our ability to grow internally include, but are not limited to:

     *    customer acceptance of our products under development;
     *    the ability to expand our customer base;
     *    the ability to expand the products offered;
     *    continued relationships with certain suppliers;
     *    the ability to recruit and retain qualified sales personnel; and
     *    continued access to capital.

     THE SUCCESS OF OUR BUSINESS DEPENDS ON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL, WHOSE KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE IN THE EVENT WE LOSE THEIR SERVICES.

     The further success of our new strategic direction depends largely on the skills, experience and performance of some key members of our senior management and technical personnel, and on our ability to attract, train, motivate and retain personnel who provide the business strategy, technology, marketing and creative skills required by our clients. We believe that there is a shortage of, and significant competition for, professionals with the advance technological skills necessary to perform the services related to e-commerce products and services. To address this problem, we have transferred employees from other technical areas to our e-commerce business, and we are engaged in the necessary training in new technology and new skills sets applicable to e-commerce technology. Once trained, such individuals will be in higher demand because of their new skill-sets. Additionally, not all of our current personnel will be able to acquire the skills necessary to transition to our new business. We cannot be certain we will be successful in attracting, transitioning or retaining qualified technical personnel in the future. The loss of one or more of our key personnel could have a material adverse effect on our business, results of operations and financial condition.

     We must compete effectively and continually with established products and services, and we must create and maintain profitable business relationships and partnerships with major industry participants. We must also provide a service which is cost-effective and able to discourage competition from other members of the financial-services industry with substantially stronger financial reserves than ourselves.

     WE HAVE NEVER PAID DIVIDENDS AND WE DO NOT EXPECT TO PAY ANY DIVIDENDS IN THE NEAR FUTURE. AN INVESTOR SHOULD NOT RELY ON DIVIDENDS TO BE PAID ON THE COMMON STOCK AS A SOURCE OF INCOME.

     We intend to retain any future earnings in order to finance our planned operations and to implement our business plan. A potential purchaser of the common stock should not rely on dividends from the common stock offered hereby as a possible source of income.

     THE MARKET PRICE OF OUR COMMON STOCK FLUCTUATES SUBSTANTIALLY. YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK QUICKLY AT THE CURRENT MARKET PRICE.

     The market price of our common stock has been highly volatile and will likely fluctuate significantly. Attempts to purchase or sell relatively small amounts of our common stock could cause the market price of our common stock to fluctuate significantly. Low trading volume levels may also affect our stockholders' ability to sell shares of our common stock quickly at the current market price. In addition, sales of substantial amounts of our common stock, or the perception that such sales could occur, would adversely affect the prevailing market prices for our common stock. In addition, OTC Bulletin Board or Nasdaq equity securities trading under five dollars ($5.00) per share which fail to meet certain minimum net tangible asset or average revenue criteria are subject to the requirements of the rules relating to "Penny Stocks" under
Section 15(g) of the Exchange Act, which impose additional disclosure requirements upon broker-dealers in connection with any trades involving such stock. Such securities may also become subject to Rule 15g-9 under the Exchange Act, which imposes certain sales practice requirements upon broker-dealers involving the suitability of customers to buy the stock. The additional burdens imposed upon broker-dealers should our common stock become subject to such requirements could discourage them from effecting transactions in our common stock and/or affect their ability to effect such transactions. In such event, the market liquidity of our common stock could be materially adversely affected.

     OUR  RESULTS  MAY BE  ADVERSELY  AFFECTED  BY OUR FUTURE  INTERNATIONAL
OPERATIONS.

     We anticipate that international business will account for a growing portion of our revenues in 2001, and that it will continue to be a material component of our success in the future. While there are very substantial areas of worldwide commonality in Internet-based technologies and practices, there are special risks inherent in international markets, including:

     *    unexpected changes in regulatory requirements;
     *    difficulties in staffing and managing foreign operations;
     *    political instability;
     *    potentially adverse tax consequences;
     *    potentially adverse business customs, practices and norms;
     *    differences in accounting practices;
     *    longer payment cycles;
     *    problems in collecting accounts receivable;
     *    fluctuations in currency exchange rates; and
     * seasonal reductions in business activity during the summer months in Europe.

     Any  of  these  factors   could  impact   adversely  the  success  for  our
international operations.

     OUR INTELLECTUAL PROPERTY IS SUBJECT TO MISAPPROPRIATION.

     Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We rely primarily upon confidentiality procedures, trade secrets and trademark and trade-name laws to protect our intellectual property rights. In addition, we are evaluating whether to seek patent protection for certain of our intellectual property. We generally enter into confidentiality agreements with our customers, key employees and marketing partners, and generally control access to our technology, software and other proprietary information. Despite these precautions, it may be possible for competitors or customers to copy all of or part of our technology, or to obtain information that we regard as proprietary from us. Furthermore, we cannot be certain that others will not independently develop technology similar to that which we are developing or planning. Although we intend to defend our intellectual property, we cannot be certain that the steps we have taken to protect our proprietary information will be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to ours.

     WE MAY BE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, WHICH COULD HARM OUR BUSINESS.

     Our operations may be subject to various state and federal regulations. Because electronic commerce in general, and our products and services in particular, are so new, the application of many of these regulations, including regulations relating to banking, credit card transactions and Internet transactions, is uncertain and difficult to interpret. The agencies responsible for the interpretation and enforcement of these regulations could amend those regulations or issue new interpretations of existing regulations. It is also possible that new legislation may be passed that imposes additional burdens. Any such change could lead to increased operating costs and could also reduce the convenience and functionality of our products or services, possibly resulting in reduced market acceptance. In addition, it is possible that new laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, content, characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for our products or services and increase our cost of doing business or could otherwise have a material adverse effect on our business, financial condition or operating results.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our common stock registered on the Registration Statement of which this prospectus is a part.

                                 DIVIDEND POLICY

     We have not paid any dividends on our capital stock since our inception. Our current policy is to retain any future earnings to finance the continuing development of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, operating results, capital requirements, general business conditions and such other factors as our Board of Directors deems relevant.

                           PRICE RANGE OF COMMON STOCK

     Our common stock is quoted on the National Association of Securities Dealers, Inc's. OTC Bulletin Board under the symbol "CSGI." The following table sets forth the range of high and low sales prices as quoted on the OTC Bulletin Board by quarter for the last two fiscal years, the first quarter of the current year, and through September 12, 2000. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                      High            Low
                                                      ----            ---
Fiscal Year Ending May 31, 1999
First Quarter.......................................  4.750          1.031
Second Quarter......................................  3.000          0.687
Third Quarter.......................................  6.000          0.875
Fourth Quarter......................................  2.281          0.562

Fiscal Year Ending May 31, 2000
First Quarter.......................................  1.718          0.450
Second Quarter......................................  0.843          0.406
Third Quarter.......................................  3.437          0.250
Fourth Quarter......................................  3.000          0.625

Fiscal Year Ending May 31, 2001
First Quarter.......................................  1.375          0.500
Second Quarter (through September 12, 2000).........  0.687          0.590


     The last reported closing sale price of our common stock on the OTC Bulletin Board on September 12, 2000 was $0.605 per share. As of September 12, 2000, we had approximately 423 stockholders of record. This number does not include those stockholders whose shares are held in "nominee" or "street" name.

     For a discussion on shares of our common stock that are or will become eligible for future sale in the public market, which may impact the trading price or trading market for our common stock, please see the discussion contained under the heading "Shares Eligible for Future Sale" beginning on page 46.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

     Historically, we have developed pre-packaged software and proprietary products and services. However, we have recently moved our specific emphasis to identifying developing software-related business opportunities and technologies and providing timely and effective software-based solutions for these opportunities, while still maintaining our traditional emphasis on high-quality proprietary products and services. We are no longer marketing our automated conversion services or our Year 2000 conversion services. We are still capable of performing both of these services if solicited by clients; however, our business model has changed and these business opportunities are no longer in sufficient demand or sufficiently profitable to justify their inclusion in our service offerings.

     We are now marketing the COUNTERFEIT COP through our new Business Products Division. We have entered into distribution agreements with third parties with national domestic distribution networks, and we have begun marketing the product in Europe. We intend to continue the active marketing of this product through these distribution channels and others that we expect to create in the future.

     We are preparing for the introduction over the next several months of the BIZPAY SUITE software - a new "e-commerce" product, and we are seeking strategic domestic and international joint venture partners to participate in the development and launch of this new product line. We are negotiating a joint venture with an Australian partner and we plan to market the technology on an international basis.

     Due to the lack of profitable operations and difficulties raising additional capital, we have experienced significant cash flow difficulties. Since May 31, 1999, we have borrowed approximately $1,200,000, with our office building serving as collateral on those borrowings. In addition, one of our directors posted additional collateral to secure our obligations under these borrowings. We have also raised approximately $1,125,000 through a private sale of equity securities. Even with these borrowings, we have had difficulties from time to time in meeting payroll and other operating obligations.

     We will continue to attempt to implement our business plan with our strategic new direction - that is, the marketing and distribution of the COUNTERFEIT COP and the development and introduction of new products related to e-commerce. We will require additional capital to move forward on these product lines and new ventures. We believe that partnerships are highly desirable for accelerating market penetration and for establishing market dominance, and we are currently negotiating with several international parties to extend this approach.

     We have been involved in material litigation with holders (the "Debenture Holders") of our 6% Convertible Debentures Due May 29, 2003 (the "Debentures"). In 1998, the Debenture Holders filed a lawsuit against us based upon our failure to honor their requests to convert the Debentures to common stock (the "Debenture Litigation"). In January 1999, the Debenture Holders and other plaintiffs (together, the "Plaintiffs") filed related lawsuits against us and certain of our former officers, and others, to recover damages for alleged intentional and calculated defamation (the "Defamation Litigation"). On April 11, 2000, we entered into a definitive Settlement Agreement and Conditional Release with the Plaintiffs to settle the Debenture Litigation and the Defamation Litigation.

MATERIAL CHANGES IN RESULTS OF OPERATIONS

COMPARISON OF YEARS ENDED MAY 31, 2000 AND MAY 31, 1999

     NET LOSSES. For the year ended May 31, 2000, we incurred a net loss of approximately $7,343,000, compared with a net loss of $4,946,000 for the year ended May 31, 1999, an increase of approximately $2,397,000. An explanation of these losses is set forth below.

     REVENUE. For the year ended May 31, 2000, we had revenues of $146,000, compared to $33,000 for the previous year. The increase in revenue reflects growth in revenues from sales of the COUNTERFEIT COP product, which increased from $0 in fiscal 1999 to $146,000 in fiscal 2000. The 1999 revenue amount has been adjusted from a reported $742,000 to $33,000 for the year ended May 31, 1999 to eliminate the revenues associated with our discontinued Year 2000 software conversion services operation. We are no longer marketing Year 2000 conversion services, and have transferred all of the employees working on these services to other projects - primarily to the development of the BIZPAY e-commerce technology.

     COST OF SALES. For the year ended May 31, 2000, the primary cost of sales expense is the cost of obtaining COUNTERFEIT COP units from our supplier. These costs represent approximately 30% of related revenue for the year ended May 31, 2000. We expect gross margins on the COUNTERFEIT COP to increase in the near term as we negotiate different pricing structures under new distribution agreements.

     COST OF CONVERSION SERVICES. We no longer market conversion services. For reporting purposes, it is considered to be a discontinued operation, as shown in the audited financial statements in this Form SB-2. The conversion service incurred a net loss of approximately $6,000 in the year ended May 31, 2000.

     SOFTWARE RESEARCH AND DEVELOPMENT EXPENSES. For the year ended May 31, 2000, software development expenses were $360,000, compared with $622,000 for the comparable prior period. The decrease in software development expenses represents the impact of a deliberate program of cost reduction. However, certain employees must continue to be dedicated to research and development as we prepare new products for our new strategic direction. These personnel are assigned to development of our prospective e-commerce products. We intend to begin capitalizing certain software development costs when proprietary software products have reached technological feasibility.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $6,262,000 for the year ended May 31, 2000, compared with $3,956,000 for the previous year, an increase of $2,306,000. The increase in selling, general and administrative expenses is primarily attributable to $1,164,000 associated with recognition of the value of employee stock options under variable awards and to $1,233,000 associated with issuance of 1,382,000 shares of our common stock to consultants for service provided to us. We have significantly reduced marketing expenses related to Year 2000 services and the COUNTERFEIT COP, which will now be sold through third-party distribution channels.

     INTEREST EXPENSE. For the year ended May 31, 2000, interest expense was $663,000, compared with $227,000 for the previous year, an increase of $436,000. The increase in interest expense is primarily comprised of a $350,000 one-time charge for liquidated damages arising out of the settlement of our litigation with the holders of our 6% Convertible Debentures, and an increased level of new debt which was incurred in the year ended May 31, 2000, with some debt issued at significant discounts. As notes issued at a discount have maturities of less than one year, the discount amount has been amortized as interest expense. Our current Loans Payable carry interest rates of between 1.5% and 2.00% per month, which has been chargeable only since the inception of the loans late in the 2000 fiscal year. If we do not repay these loans during the 2001 fiscal year, we expect that interest expense will increase during the 2001 fiscal year.

     DEPRECIATION AND AMORTIZATION EXPENSE. For the year ended May 31, 2000, depreciation and amortization expense was $166,000, compared with $204,000 for the previous year. The decrease indicates that there has been no major growth in depreciable items, primarily due to a shortage of operating capital.

     We re-priced numerous options granted to employees in the year ended May 31, 2000. Under the Proposed Interpretation, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB OPINION NO. 25, issued by the Financial Accounting Standards Board, these constitute variable awards that may require us to recognize compensation expense. The price of our common stock has recently been consistently higher than the re-priced exercise price of these options.

COMPARISON OF YEAR ENDED MAY 31, 1999 TO YEAR ENDED MAY 31, 1998

     NET LOSSES. For the year ended May 31, 1999, we incurred net losses of $4.9 million, compared with net losses of $3.1 million for the year ended May 31, 1998. An explanation of these losses is set forth below.

     REVENUE. For the year ended May 31, 1999, we had revenues of $742,000, compared with revenues of $815,000 for the year ended May 31, 1998. We started the Year 2000 conversion services in fiscal 1998. We are not currently generating, and do not expect to generate in the future, any significant revenue from these services.

     COST OF CONVERSION SERVICES. For the year ended May 31, 1999, our cost of conversion services was $774,000 compared with $353,000 for the year ended May 31, 1998. Cost of conversion services consists primarily of personnel costs directly related to the performance of conversion services by us. Before the commencement of revenue generating operations, the personnel currently dedicated to the provision of conversion services were dedicated to software development, and, accordingly, the costs directly related to such personnel were previously included in software development expense. The increase in cost of conversion services is primarily attributable to the re-deployment of personnel, from software development to the provision of conversion services, and the hiring of additional personnel.

     SOFTWARE RESEARCH AND DEVELOPMENT EXPENSES. For the year ended May 31, 1999, software development costs were $622,000, compared with $1,046,000 for the year ended May 31, 1998. The decrease in software development expenses are primarily attributable to our reduction of development work for Year 2000 tools used in providing Year 2000 conversion services and migration services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. For the year ended May 31, 1999, selling, general and administrative expenses were $3,992,000 compared with $2,297,000 for the year ended May 31, 1998. During the fiscal year 1999, we hired 24 sales personnel for sales of Year 2000 services and 15 sales personnel for the counterfeit Cop product, which accounted for a $1,400,000 increase. The remaining increase is due to communication and systems support, $200,000, and various corporate administrative costs, $100,000.

MATERIAL CHANGES IN FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

      Since our inception, we have suffered material operating losses and negative cash flow. We continue to experience an ongoing working capital deficiency and, since May 31, 1999, cash has come almost exclusively from borrowings and private sales of our common stock. Although there are now encouraging signs of increased revenue through sales of COUNTERFEIT COP by our major distributors, we will continue to require substantial amounts of capital to meet the demands of our ambitious business plan. In addition to these projected revenues, we are attempting to raise sufficient capital to meet our current obligations and to implement our new business plan. Without these projected revenues and/or the funding that we are seeking, it is unlikely that we will be able to continue to finance our day-to-day operations.

     Our balance of cash and cash equivalents was $3,042 at August 31, 2000, compared with $3,605 at May 31, 2000. We have an immediate need for additional capital. We had a working capital deficit of $2,298,000 at May 31, 2000, compared with a working capital deficit of $2,861,000 at May 31,1999, a $563,000 decrease in the working capital deficit. The decrease in the working capital deficit is primarily attributable to the conversion of approximately $1,700,000 in principal amount of convertible debentures, that had been classified as a current liability, into common stock, the reclassification of $1,800,000 in principal amount of convertible debentures from current liabilities to long-term debt, and a $251,000 increase in inventories, partially offset by a $1,200,000 decrease in cash and cash equivalents (including restricted cash), a $285,000 increase in accounts payable, a $353,000 increase in notes payable, a $638,000 increase in accrued payroll and related liabilities and other accrued liabilities, and a $740,000 increase in the current portion of mortgages payable. Excluding the effect of the convertible debentures on working capital, our working capital at May 31, 1999 would have been $640,000, compared to a working capital deficiency of $2,298,000 at May 31, 2000, representing a $2,938,000 decrease in working capital, which was primarily attributable to the factors described above.

     Accounts receivable balances increased to $49,000 at May 31, 2000 from $8,000 at May 31, 1999. The increase is directly attributable to an increase in sales volumes for the COUNTERFEIT COP at the end of our 2000 fiscal year.

     Inventory balances increased to $412,000 at May 31, 2000 from $161,000 at May 31, 1999. These balances are entirely composed of the COUNTERFEIT COP product being held for a short period awaiting shipment in satisfaction of distributor orders. We purchase finished product units directly from a third-party manufacturer, and we do not intend to hold significant quantities of these products.

     Accrued Liabilities and Accrued Payroll and Related Liabilities increased to $1,276,000 at May 31, 2000 from $638,000 at May 31, 1999. The increase of approximately $638,000 is primarily attributable to an increase in accrued payroll and payroll tax liabilities of approximately $350,000, and a provision of approximately $220,000 for the balance of the cash amount payable to the holders of our 6% Convertible Debentures. In general, the increase reflects our cash deficiency and a general increase in our Trade Payables associated with the cash deficiency.

     We have been experiencing, and expect to continue to experience, negative cash flow. For the year ended May 31, 2000, our operations used $3,500,000 in cash, compared to $4,250,000 for the year ended May 31, 1999, a decrease of $750,000. Our financing activities generated $2,600,000 in cash during the year ended May 31, 2000, compared to generating $700,000 in cash during the prior year. The increase in cash from financing activities was primarily attributable to proceeds from borrowings and equity offerings, including stock option exercises.

     We incurred significant new debt in the year ended May 31, 2000, in the aggregate amount of approximately $1.2 million. Included in this new debt were four loans for a total of $665,000, each of which were secured by a collateral assignment of beneficial interest on our property at 125 S. 52nd St., Tempe, Arizona 85281. These loans bear interest rates of between 1.5% and 2.0% per month, and all payment obligations are current. Further, this debt included $150,000, received in October, 1999 from a loan secured by a mortgage on a property owned by Robert L. Stewart, an affiliate of ours. This loan bears interest at 2% per month, and is current. This new debt also included an aggregate of approximately $381,000 in unsecured, non-interest-bearing loans during the year ended May 31, 2000, of which approximately $102,000 had been repaid by May 31, 2000, and a further $10,000 has been repaid since that date. Approximately $199,000 of the loans was provided by Robert L. Stewart, an affiliate of ours.

     Our auditor's report indicates that certain factors raise substantial doubt about our ability to continue as a going concern. Our auditors issued a going concern opinion because:

     *    we have incurred recurring material losses from operations;
     *    we have material current debt; and
     *    we have not generated significant revenue from our new product lines.

     We cannot assure you that we will be able to generate internally or raise sufficient funds to continue our operations, or that our auditor's will not issue another going concern opinion. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.

     Our consolidated financial statements do not include any adjustments to reflect the possible future affects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue our operations.

     We have utilized significant resources in research and development and marketing efforts. Those efforts must continue in order for us to be successful in the implementation of our new strategic direction. We will use any internally-generated funds and additional capital from private placements of equity to meet our obligations and to implement our new strategic direction.

     We do not intend to make material capital expenditures in the short term. However, as discussed above, we will require cash to implement our new strategic direction.

     In June 1999, we entered into an agreement with a third party to purchase certain technology. The terms of that agreement include an original purchase price for the software of $600,000. We had estimated at the time of purchase that an additional $275,000 would be required to complete development of the software. We paid $180,000 cash at the date of purchase but chose not to make the $420,000 payment due on July 30, 1999, instead obtaining a 30-day extension of the July 30, 1999 due date by making a payment of $50,000 against the balance due. We later made a determination that the software would require significant additional development above our original estimates and concluded that the capabilities of the software were misrepresented by the seller. As a result, we elected not to make the final payment of $370,000 and we have determined not to proceed with acquisition of the software. We have abandoned the project, and have made a write-off provision of $230,000 in the year ended May 31, 2000. No claim has been made against us for the remaining $370,000 payment required under the Agreement. If such a claim is made against us, we may be required to make the final payment of $370,000. We do not expect any further obligations or liabilities from this transaction.

     We have an immediate need for additional capital to fund our operations and to remedy our working capital deficit. We are seeking to raise additional capital through private offerings and collaborative arrangements. In order to remedy our working capital deficit and to eliminate our auditor's going concern opinion, we need to raise approximately $5,500,000 over the next three months. We cannot assure you that we will be able to raise such additional funds on acceptable terms, or at all. If we are unable to raise additional capital on a timely basis, our business will be adversely affected and we may not be able to continue as a going concern. We are negotiating with a third party to assist us in raising capital on terms to be determined. In connection with these negotiations, we agreed to provide such third party a right of first refusal on our future investment banking business.

     In January 2000, we undertook a private offering of our restricted common stock and warrants to purchase our common stock. This offering was fully subscribed in the amount of $1,124,500.

     Due to our dispute with our debenture holders, scheduled interest payments have been accrued but not paid. However, we have entered into a Settlement Agreement with our debenture holders. Provided that we honor our obligations under the Settlement Agreement and the debentures, which we intend to do, the settlement will fully and finally resolve the dispute and will allow for all principal and interest due under the debentures to be converted into common stock as the debenture holders request such conversion and as permitted under the debentures. If we default under the Settlement Agreement, the debenture holders may declare the unconverted portion of the debt immediately payable.

     We are involved in certain litigation, as described under the heading "Business - Legal Proceedings." We cannot give you any assurance regarding the outcome of such litigation, any of which could have a material adverse effect on us.

     We have commitments to issue shares of our common stock in excess of the number of shares we are authorized to issue. We have 29,978,503 shares outstanding and have committed to issue an additional estimated 13,326,061 upon exercise of outstanding options, warrants and convertible securities. We currently have 40,000,000 shares of common stock authorized. We intend to submit to our shareholders for their approval an amendment to our charter to increase the number of authorized shares of common stock. If we are unable to fulfill our obligations to issue shares of common stock in a timely fashion, we could be subject to substantial liability which could have a material adverse effect on our liquidity and our ability to continue as a going concern.

IMPACT OF INFLATION

     Increases in the inflation rate are not expected to affect our operating expenses. Although we have no current plans to borrow additional funds, if we were to do so at variable interest rates, any increase in interest rates would increase our borrowed funds.

SEASONALITY

     Our operations are not affected by seasonal fluctuations, although our cash flows may at times be affected by fluctuations in the timing for large contracts.

                                    BUSINESS

HISTORICAL OVERVIEW

     We conduct business together with our wholly-owned subsidiary, ConSyGen, Inc., an Arizona corporation, an entity which commenced business in 1979 for the purpose of developing and marketing business software solutions. In 1993, we commenced development of an automated software capability to convert client software applications from mainframes to open systems, which we marketed until 1999. In 1996, we commenced extension of this conversion capability to deal with the "Year 2000" computer problem. The resulting ConSyGen 2000SM toolset provided highly-automated date conversions and was used to complete several successful conversion projects prior to 2000. We have not generated significant revenue from the toolsets or from other related services, and we discontinued marketing of both services during the 2000 fiscal year.

     In 1998, as part of our planning for new products and revenue opportunities, we introduced a non-software product, the "Counterfeit Cop". This device uses an Ultra-Violet light to provide effective protection against multiple forms of counterfeiting, including the paper consistency of all forms of U.S. domestic currency, hidden emblems on credit cards, driver's licenses, traveler's checks, event tickets, casino chips, and various governmental documents. We believe that there will be ready market acceptance of this product in all areas where the potential for counterfeiting exists, based on the product's accuracy, speed, and ease of use. To market this product, we have created a Business Product Division, and we have entered into master distributor relationships with First Data Corporation, GMS Auditing, and Cardservice International. We are in discussions with several other potential master distributors with whom we expect additional contracts to be signed in the 1st and 2nd quarters of the 2001 fiscal year.

     In 1999, our research determined that a major Internet business opportunity existed for software which would enable the faster, broader facilitation of electronic commerce ("e-commerce") transactions, particularly for smaller merchants. We specifically wanted to develop software to resolve the reluctance of Internet users to use electronic payment and receipt methods on the Internet because of concerns about security and privacy over the Internet. We have commenced the development of Internet-based software products, generally named BIZPAY(TM) and the BIZPAY SUITE(TM), which are designed to address these concerns. These products are described in detail below. We intend to market this software suite domestically and internationally to companies that participate in the electronic funds-transfer industry. This concentration on the marketing of our new software through our strategic partners confirms our new direction as a specialist software development company, and our transition from supplying software-related services. Our partners have been selected specifically to provide the distribution and market penetration required for the widest possible deployment of our software products. We expect to generate revenue from multiple sources:

     -    transaction fees levied on all BIZPAY merchant transactions;
     - advertising, particularly from banner advertisements placed on the transaction emails; and
     - interest receivable on the financial `float' of BIZPAY account balances.

     Our revenue model provides for revenue growth as a function of business, transaction and membership growth. Our marketing strategy and strategic partnerships are intended to create a firm operational base and we expect to capture and to retain a significant market share as this business opportunity expands.

     The design concept behind our technology is to allow every Internet user - domestically or internationally - to participate in e-commerce in an easy-to-use, safe and secure environment, and to make shopping and payments for products and services over the Internet easier through the use of a personal BIZPAY account. The BIZPAY software is expected to enable small- to mid-tier businesses and homegrown businesses to accept credit cards as a form of payment without incurring the cost or administrative overhead of a traditional credit card merchant account.

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
     In August, 2000, we announced the formation of our Multimedia Productions Group, a new division focusing specifically on the production and sale of multimedia presentations built around the most recent computer animation technology. Initially, we will use current staff resources to provide services to external clients when there is surplus capacity from internal priorities. If sales volumes justify expansion, we will increase our staffing to accommodate such volumes. We believe that we will be able eventually to grow this business as a profitable adjunct to our existing services. This service does not represent a change of direction or emphasis from our concentration on the COUNTERFEIT COP and our BIZPAY products.

NEW BUSINESS DIRECTION

     Our new business direction is focused on two major product types, each of which is described in detail in the section below:

     BIZPAY SUITE: currently under development, this is a tightly-integrated bundle of software products that are being developed to address a broad business need within the Internet area of electronic commerce. The first version of this suite is in preparation for release over the next several months, with the remaining modules scheduled for completion and subsequent release progressively thereafter.

     COUNTERFEIT COP: a business product which provides extensive and effective counterfeit detection features for a variety of currency and other financial instruments in a low-cost, easy-to-use device.

THE BIZPAY SUITE

     Currently under development, the BIZPAY SUITE of software solutions is being developed to enable small- to mid tier businesses, homegrown businesses, and individual Internet users to participate in electronic commerce without the requirement, difficulty or expense of opening and maintaining a traditional credit card merchant account. The objective of the BIZPAY SUITE is to provide a low-cost, secure and universal method of allowing the greatest range of both sellers and buyers to participate fully in Internet commerce. This technology will allow anyone with an e-mail address to participate in e-commerce.

     We expect that the BIZPAY SUITE will eventually consist of nine separate but tightly-integrated modules, each performing a distinct set of functions to support the suite's overall e-commerce capabilities. BIZPAY, BIZPAYESCROW, BIZPAYMALL, and BIZPAYMERCHANT are expected to be the first products in the suite, and we plan to release them over the next several months, with the remaining modules to be released as they are completed and tested.

     BIZPAY is being developed in collaboration with several of the major U.S. credit-card and transfer payment processing companies, which see it as a specific solution to two of their major problems:

     *    the resistance of small merchants to high per-transaction fees, and
     * the reluctance of would-be Internet purchasers to use a payment mechanism that requires the entry or transmission of their credit card data.

THE BIZPAY SUITE REVENUE MODEL

     We expect to generate revenue from multiple sources through the deployment of the BIZPAY SUITE. Rather than following the typical Internet pattern of depending entirely on a single revenue source such as advertising revenues, we expect our sources of revenue to be generated from:

     - transaction fees levied on all BIZPAY merchant transactions. This fee structure will be substantially less than traditional credit-card processing fees, but is nevertheless expected to represent a reliable and significant source of profitability;
     - advertising, particularly from banner advertisements placed on the numerous transaction emails that BIZPAY will generate;
     - interest receivable on the financial `float' of BIZPAY account balances.

     Our revenue model provides for revenue growth as a function of business, transaction and membership growth. Our marketing strategy and strategic partnerships are intended to create a firm operational base and we expect to capture and to retain a significant market share as this business opportunity expands.

BIZPAY

     BIZPAY is expected to be the core of the entire suite. Its most basic service will be to provide an individual cash or credit account, which will enable the BIZPAY member to send money to, or to receive money from, anyone with an e-mail address without revealing that individual's credit card details.

     When a consumer signs up with BIZPAY (i.e., becomes a member), an individual online account will be opened in the member's name, and that account can be used to send or receive money as long as the account is active. Initially, BIZPAY members will be able to transfer money to and from their online account by using their credit card. Later, funds will be able to be applied against a debit account or a BIZPAY line of credit. BIZPAY members will be able to manage their account through their own BIZPAY home page, called MYBIZPAYTM. MYBIZPAY will show the status of all account transactions, including the member's account balance. All transactions into or out of the account will be initiated and monitored from the individual member's MYBIZPAY page.

     We believe that BIZPAY members will be able to make payments safely and securely online without disclosing their credit card details online, and merchants will never see any of the confidential details of the BIZPAY member. In simple terms, once a customer has completed shopping, he/she selects the `pay by BIZPAY' option at a participating merchant's site. The customer is then transferred to BIZPAY's site, where the transaction is completed. The merchant is notified electronically of payment and receives payment upon notification to BIZPAY. BIZPAY will e-mail the customer to confirm the transaction and shipping details. This protects for both the merchant and the customer.

     Major expected benefits and features of BIZPAY:

     * PERSONAL PRIVACY FOR FINANCIAL TRANSACTIONS. Consumers have learned to be comfortable with Internet e-mail, yet still have trepidation about relinquishing or transferring credit card information over the Internet. BIZPAY SUITE will require the account-member's credit card information only once - during account set-up; thereafter, it eliminates the credit card security issue, as all transactions are based on the use of e-mail for payments and receipt of payments. Sensitive credit card information is never disclosed to the merchant; nor is credit card information transmitted over the Internet for the purchase.

     * SIGNIFICANT COST AND EFFICIENCY BENEFITS FOR INTERNET MERCHANTS. Internet transactions will be able to be made without expensive merchant accounts, and the merchant will have the certainty that the transaction will be honored, since it will always be transacted against a BIZPAY account. Since no special or additional software is required, there is no major cost or technical barrier to membership for either buyer or seller. We will introduce the service:

          - through consumers - initially, by an incentive program and rewards for word-of-mouth referrals, and

          - through merchants - by providing a more fully-featured service than basic membership at a lower cost than traditional merchant accounts.

          The ease of membership creation at both the consumer and merchant level is designed to expand our base of users rapidly. Our goal is to expand this user base to the point where the BIZPAY SUITE is considered as the industry standard for one-to-one e-commerce.

     * SYSTEM SECURITY. This is fundamental to the success of BIZPAY. The hardware and software configuration and protections are being designed to financial institution security standards. All customer records will be kept on remote servers not connected to the Internet and behind a series of redundant firewalls monitored around the clock. Two remote mirror sites, which run live, will provide protection against disaster, giving the system high operating reliability and redundancy. Tape backups will provide disaster recovery protection, and all sessions with customers will be fully-encrypted.

     * IDENTITY CONFIRMATION provides added security if a BIZPAY member wants to make a payment, but is unsure of a recipient's e-mail address. An e-mail will be sent to the recipient asking them to provide their street address as proof of identity. Once a response has been received, the BIZPAY member can accept the confirmation and the money will be sent. Or, the transaction can be cancelled.

     * REQUEST MONEY. BIZPAY members can request money from friends or others for outstanding debts. BIZPAY members need only provide the person's name, e-mail address, and amount owed; a personalized bill is e-mailed. The recipient is notified via e-mail that a bill is waiting settlement at BIZPAY. The recipient can easily and quickly settle the bill using BIZPAY's bill payment service.

     * EVENT BILLING. Event organizers can use BIZPAY to send statements to group members as simply as sending an e-mail advice. Group members can pay for their event tickets with BIZPAY, payments can be credited to the organization's BIZPAY account, and the organization's MYBIZPAY page can be used to review collections.

     In summary, we believe that BIZPAY will, upon completion of development, be a complete sales fulfillment service that enables the buyer to send, and the merchant to receive, payments in the form of e-mail, in an easy to use, safe, and fully-secure environment. The technology is being designed for traditional Internet devices, such as personal computers, but will soon be complemented by BIZPAYMOBILE, our mobile commerce payment solution. BIZPAYMOBILE will provide a complete mobile commerce payment solution for wireless devices, such as cellular phones and Personal Data Assistants. It will support transmission protocols such as Wireless Application Protocols (WAP) and Bluetooth(TM), and will enable consumers to buy and pay for merchandise or settle auction bids from a fully-mobile environment.

BIZPAYESCROW

     We expect that BIZPAYESCROW will provide a real-time risk analysis and escrow settlement method - something that is particularly important for the real-time auction business. The BIZPAY processing system is expected to capture real-time buying and selling statistics to enable the seller to know the buyer's payment history and profile, thereby allowing the seller to make an informed decision regarding the buyer's ability to complete the auction transaction. Once closed, the transaction can be performed immediately through BIZPAY without any requirement to open and maintain merchant accounts or to use external funds transfer mechanisms, and with substantial reduction of financial risk to both parties.

BIZPAYMERCHANT

     BIZPAYMERCHANT will be the back-end merchant component that will enable individuals or small- to mid-tier businesses wanting to participate in e-commerce to accept a credit card transaction in the form of an e-mail, without requiring the traditional credit card merchant account. We believe that there is a large market of businesses that are currently disengaged from the traditional merchant credit card account because of prohibitive set-up and transaction costs. BIZPAYMERCHANT will represent an easy, safe, familiar and comfortable method of receiving payments for Internet purchases - via e-mail. We expect that it will support all standard Internet payment protocols, and that it will facilitate the entire online purchasing spectrum from the shopping cart component to the full shopping experience. BIZPAYMERCHANT will enable merchants to accept payments from buyers using any major/minor credit card including, but not limited to, Visa, MasterCard, Diners, AMEX, and Discover.

     Advantages to BIZPAY merchants are expected to include:

     *    Reduced merchant costs.

     *    A higher level of security provided to their customers, as credit card
          details  are  not  released  online,   therefore  increasing  consumer
          confidence.

     * A higher level of security provided to the merchant, as all BIZPAY customers have been qualified, which we expect to result in fewer chargebacks.

     * An ability to target people with online trading accounts and to tag BIZPAY emails and newsletter with a call to action.

     * An ability to customize their advertising schedules so that they now hit customers as they transfer funds.

     *    An opportunity to participate in joint marketing promotions.

     * An opportunity to become a preferred merchant in the initial frequent flyer points reward promotion.

     * An opportunity to become a preferred merchant if BIZPAYCREDIT becomes an affiliated frequent flyer program member.

BIZPAYMALL

     BIZPAYMALL will represent to the buyer a virtual online mall with many merchants, a place for the buyer to browse for products and services and to make purchases using BIZPAY. By its wide range of shopping alternatives and ease of selection and payment, the mall is expected to generate "foot traffic" (online viewers and purchasers) for all participating merchants and should facilitate the shopper's search for products and services. Every new BIZPAY member will be placed directly into BIZPAYMALL upon their acceptance of viral marketing dollars.

     To merchants of any size, but particularly the targeted small- to mid-tier merchants, who accept BIZPAY as a form of transaction settlement, BIZPAYMALL is expected to provide significant dedicated traffic as a prime benefit. The merchant will be a subscriber to the BIZPAY system, and the site visitors will be BIZPAY members with available money in their accounts and an easy payment method in which they should have confidence, arising from the knowledge that sensitive credit card information is not transmitted as part of the transaction process. Also, the risk of loss of financial or transaction information inherent in online commerce is greatly reduced, a significant benefit to both the seller and the buyer.

THE BIZPAY SUITE - MARKET ANALYSIS

     The scope of the BIZPAY SUITE's payment system is not limited to the size of the existing Internet-based e-commerce market. We believe that there is an opportunity for application of the BIZPAY SUITE to be effective in other commercial situations requiring a payment transfer system, because of its expected ease of use, security, and efficiency. We expect that this improvement of the payment process should encourage growth in personal business transactions via the Internet - an area that is either too expensive or too difficult for potential users to exploit at this time. E-commerce will play a major role in the early implementation; however, we will use various channels to become a viable alternative settlement mechanism for other transactions involving funds transfers.

     The BIZPAY SUITE is expected initially to integrate the "Peer-to-Peer" market for small business e-commerce - that is, the area where any participant in the market (buyer or seller) can complete financial transactions with any other participant, irrespective of size or sophistication. We believe that the Peer-to-Peer payment market for small business is poorly supported, but is experiencing tremendous growth. Peer-to-Peer market participants are building customer bases, but are delivering little more than the ability to settle auction payments, or to send and receive money between friends (e.g., PayPal).

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
We believe that this form of payment is limited in function and vision, and that it will be short-lived. We believe that the BIZPAY SUITE will establish itself readily in this area because there will be no special status or technical requirements which will limit a participant's activity or role - a BIZPAY member can be simultaneously a buyer or a seller, can deal with individuals or with businesses of any size, and does not need to incur the normal overheads for these transactions. Additionally, there will be unprecedented security and protection for both participants in a BIZPAY transaction - as well as the normal fraud protection provided through credit-card agencies, BIZPAY technology will ensure that only known and accepted members can participate, and that only approved and validated transactions may move through the system.

     This simple seller/buyer relationship will benefit the small- to mid-tier business that has found it cost-prohibitive to establish a merchant account under present cost structures. Surveys show that of the 7+ million businesses with Web sites, 2.7 million are small businesses. Many of these small businesses do not conduct online commerce because of the cost of processing through traditional merchant accounts. BIZPAY is expected to solve this problem by enabling the small business to "act" like a large business in its ability to accept payment. The merchant with one account and one gateway has the ability to accept payments from any consumer with any credit card. The merchant no longer needs a merchant account for each and every credit card; actually no merchant credit card account is required.

     Many other individuals selling on the Web do not have the ability to accept credit card payments. We believe that the BIZPAY SUITE will be an ideal payment solution for these sellers. The entire transaction process is as easy as sending e-mail; in fact, the fund (payment) notification from the buyer to the seller is by e-mail. Every online user that has an Internet connection and is e-mail-enabled has received e-mail. Users are familiar and comfortable with sending and receiving e-mail; because BizPay transactions are based on e-mail, we believe that users will become just as familiar and comfortable with its use. It is estimated that nearly 400 million people will be online by the end of year 2000, and it is expected that virtually all of them will have sent and/or received e-mail.

     E-stats reports that merchants sold about $6 billion worth of consumer goods over the Internet in 1999, and projects that this figure will increase to $10 billion in 2000. However, while many Internet users have visited shopping sites and have `browsed', E-stats reports that only 14% of Internet users have actually purchased anything online. Fewer still have used their credit card, despite the fact that credit card membership is on the rise and credit card usage continues to be a common method of transaction settlement.

     We believe that consumer reluctance to make online credit card purchases indicates lack of consumer confidence and trust that their transactions will be truly secure. Each credit card member who is also an Internet user is, therefore, a potential BIZPAY member and customer, because BIZPAY guarantees that this consumer can make a credit card purchase from an Internet merchant or individual seller without disclosing sensitive credit card information.

     An additional potential market for the BIZPAY SUITE is auction houses - an estimated 150 sites with over 5 million sellers. Few of these sellers are equipped to accept credit cards, and so sale transactions are mostly completed through traditional forms of funds transfer, such as checks, money orders, etc., with all of the complications involved in such transactions.

     Traditional hard-copy classifieds and Web-based classifieds also present an enormous potential base of sellers needing a Peer-to-Peer method of accepting payments without a credit card merchant account.

THE BIZPAY SUITE - MARKET AND SALES STRATEGY

     We plan to partner with financial institutions, banks, and card service companies to recapture the market segment that these companies are losing with small businesses because of high credit card merchant account fees. We view this as one of the remaining untapped `sweet spots' of the Internet commerce world. BIZPAY will be targeted at large Internet Service Providers (ISPs) and large "E" communities; then, we will direct our members to the ISPs and large "E" communities and e-malls that accept BIZPAy as a form of payment. ISP and "E" community members who register with BizPay will receive BIZPAY dollars to spend at BIZPAYMALL.

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
     Traditional subscription/renewal/membership companies, such as magazines, newspapers, tabloids, membership organizations and the like can decrease their expenses by using BIZPAY as part of their subscription renewal process. Any subscriber or member who is e-mail-enabled can be notified at renewal time and the subscriber or member can satisfy the renewal fees through BIZPAY. The subscription company saves the expense of printed renewal notices, handling, and postage. It also saves on the costs usually associated with the processing of payments made by check, money order, and credit card. As BIZPAY payments are received, they can be posted in real time.

     BIZPAY will be introduced to new members at launch through a `viral' (that is, spread by personal contacts and referrals) marketing approach, which has worked very successfully with several other similar concepts. As part of this process, BIZPAY will offer an incentive to all those who register as members of the service, and a further incentive for any referrals who also register as members. This incentive will be in the form of a "dollar value" that can be spent at any merchant accepting BIZPAY. The newly-registered member will be linked to a BIZPAYMALL to spend this newly-acquired "dollar value." We anticipate that many of the participating BIZPAY merchants will offer products and services closely matched to the "dollar value" of the registration incentive. The new member will quickly understand the BIZPAYMALL concept and the ease of using BIZPAY to make a purchase.

     BIZPAY will initiate a rewards program to generate interest for both the buyer and the seller - that is, at both ends of the transaction spectrum. Buyers can accumulate bonus "points" by making purchases from BIZPAY merchants. Buyers can then redeem accumulated points at BIZPAY merchants for products and services.

     BIZPAYMERCHANT will be promoted as the Internet payment mechanism of choice. We expect that the viral marketing campaign should provide a base of customers with a tool for online payments, and merchants will be encouraged to associate themselves with BIZPAY for the additional selling opportunities. BIZPAYMERCHANT will target a number of different categories of Merchant, including:

     * Merchants with existing merchant relationships allowing them to accept credit cards and who are already enabled online;

     * Businesses with credit card facilities which are not currently enabled for payment across the Internet;

     *    Smaller merchants who currently do not qualify for merchant accounts;

     *    Providers of offline  services  looking to  streamline  their  payment
          systems   through   online   collection   e.g.   utilities,   magazine
          subscription renewals, charities, and

     * With the advent of BIZPAYMOBILE, real world merchants (e.g. taxis, restaurants, and so on).

     The benefits of BIZPAYMERCHANT will be:

     *    Easily installed and at low cost;

     * BIZPAYMERCHANT technology is designed to enable all online merchants for online payment. We expect to provide BIZPAYMERCHANT in the form of downloadable software for small business. Larger merchants will need some customization. BIZPAYMERCHANT merchants will pay on a per-transaction basis, which means that many of the cost barriers to establishing online payments will be removed;

     *    Merchants can become payment-enabled almost immediately;

     * BIZPAY customers will be qualified, thereby providing a substantial potential reduction in the merchants' risk of non-payments;

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
     * BIZPAY customers will be equipped with the tools to undertake secure electronic commerce;

     *    The  security  of  the  BIZPAY  system  should   increase   consumers'
          confidence in online shopping and should potentially lead to higher participation rates; and

     *    The risk of charge-back is lower.  Online  merchants  suffer from high
          charge-back  rates;  BIZPAY  is  expected  to  decrease   charge-backs
          dramatically.

THE BIZPAY SUITE - COMPETITIVE EDGE

     We believe that the BIZPAY SUITE will present a combination of innovative and valuable features that constitute an advance over competitive products or services. In particular:

     *    There is no cost to establish a BIZPAY merchant account;

     *    BIZPAY fees are lower than `typical' credit card merchant accounts;

     * Buyers should feel more secure in the transaction process (e.g., credit-card information is not disclosed to merchants for purchases);

     * Sellers should feel more secure because the buyer's funds are pre-approved and available;

     *    Buyers can track their purchases;

     *    Sellers can profile their buyers;

     * BIZPAYMALL will offer buyers PRECISIONSEARCH(TM)(a future product from us) for locating and pricing products and services; and

     * BIZPAYMALL is expected to offer BIZPAYAUCTION to merchants as a place to sell distressed or discontinued merchandise.

THE COUNTERFEIT COP

The Counterfeit Cop is a counterfeit detection device. It features an industrial design for long life, a pressure-sensitive platform for watermark illumination, and a safe, intense high-quality ultra-violet (UV) bulb for revealing hidden distinguishing marks. The Counterfeit Cop features 13-watt lamp technology as opposed to standard 4-watt technology used by competing devices, and the 13-watt lamp provides a life expectancy equal to that of a long-life 4-watt lamp.

THE COUNTERFEIT COP - MANUFACTURE

     To ensure economy of production and to safeguard our unit-level profitability, we have contracted for the manufacture of the Counterfeit Cop in China. Quality of manufacture is ensured through product specification and inspection, and we have provided for alternative manufacturing facilities to safeguard our inventory and stocking levels as demand increases. We believe that the security provided over our technology is adequate to protect us from theft or replication of the technology.

THE COUNTERFEIT COP - FEATURES

     CURRENCY  DETECTION.  Ease  of  use  and  effectiveness  of  detection  are paramount to the public buying this product. For currency, the bill is merely placed on the pressure-sensitive platform. A bright blue paper glow identifies the currency as possibly counterfeit. A second check examines the bill's security thread; on genuine currency, this is illuminated according to specific denominations ($100 is red, $50 is yellow, and $20 is green). Finally, by applying pressure to the platform, the watermark becomes easily visible on genuine currency. Most international currencies have security threads and watermarks like U.S. currency; therefore, the process of detection is essentially the same.

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
     CREDIT CARDS; OTHER ITEMS. Most credit cards have a hologram that becomes visible under the Counterfeit Cop's UV lamp. These are displayed and validated by simply placing the item on the unit. Travelers' checks, U.S. Government checks, passports, driver's licenses, and other forms of identification are authenticated through the same process of displaying imbedded holograms.

THE COUNTERFEIT COP  - MARKET ANALYSIS

     According to trend information released by the U.S. Secret Service, counterfeit crime is expected to reach more than $2 billion in the U.S. alone during the year 2000, up from $186 million in 1998. We believe that one of the primary reasons for this dramatic increase is the increasing sophistication and lower cost of computers and software now being used by counterfeiters. Counterfeiting in the past was a crime requiring a considerable investment in time, money, and resources. This is no longer true today. The anticipated increase of $1.8 billion dramatically emphasizes the ease with which counterfeiting is now accomplished, and highlights the potential for the scope of the problem to continue to increase.

     The reason for the dramatic increase is due to the recent rise in "digifeiting" - the making of counterfeit documents on home personal computers. Consequently, as the price of personal computers continues to drop, we believe that counterfeiting will increase. Today, counterfeiters are not hampered by the trial-and-error process of the past; all that is required is a computer, a scanner, and a bubble-jet printer. With these very accessible tools, they can easily counterfeit as much money as they wish. We believe that the market opportunity for counterfeit detection devices is significant, and that it will continue to grow both domestically and internationally.

     The market segment for Counterfeit Cop is any business or organization currently taking physical payments in a variety of forms, such as cash, credit cards, travelers checks, and checks. This market segment is very large and continues to grow every year. With this market growth grows the opportunity for, and instances of, counterfeiting and the demand for a reliable form of protection. The Counterfeit Cop is invaluable to any brick-and-mortar business taking cash or currency, to all banks and financial institutions, and realistically to any person providing a service or product for monetary exchange. It is the ultimate proactive approach to deter domestic and foreign exploitation of counterfeit currency, credit cards, identification, and other documents.

     The  potential  market  has also been  extended  by recent  changes  in the
Uniform Commercial Code, where the liability for possessing or passing counterfeit currency has been shifted from the banks to account holders. These new laws stress "due diligence" and "comparative negligence", where parties split the liability and monetary losses based upon their respective levels of fault. It is, therefore, in the strongest interest of the person handling money or other negotiable instruments for the public to be able to identify and refuse receipt of counterfeit currency or instruments at the earliest possible moment to avert incurring this liability. The Counterfeit Cop is a low-cost, easy-to-use, effective tool for achieving this control.

THE COUNTERFEIT COP - MARKETING AND SALES STRATEGIES

     We intend to engage between five and ten "Master Distributors" in the U.S., each of which we expect will be responsible for an agreed minimum quota of units annually. These Master Distributors are companies which will in turn become major distributors of the product to their already-established clients, or which will market the product aggressively through their own sales channels. Currently, we have three Master Distributors which account for approximately 50% of our sales:

     -    First Data Corporation
     -    GMS Auditing
     -    Cardservice International

     We will use these Master Distributor channels to minimize overhead while maximizing market penetration. In addition, we have more than forty smaller distributors, currently accounting for 17% of our sales.

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
THE COUNTERFEIT COP - SALES MODEL

     We have moved from the direct sales model to a reseller/distribution model. Marketing has been recently expanded into Europe and Asia. We also plan to add to our reseller chain through direct marketing, creating partnerships with major corporate accounts as master distributors.

     The Counterfeit Cop is sold to those distributors that are selling products used in conducting commerce (e.g. credit card terminals, credit card swipe devices, and point-of-sale devices). Counterfeit Cop complements the other devices being sold and protects the merchant (seller) against fraudulent transactions. It is an ancillary device that is useful to banks, financial institutions, credit card issuers and Point-Of-Sale dealers.

THE COUNTERFEIT COP - COMPETITIVE EDGE

     *    Easy to use

     *    Inexpensive

     *    Patent pending

     *    13-watt long life bulb

     *    Rugged design, lightweight, small footprint

     *    Comprehensive counterfeit detection:
          -    Paper quality (bleached or unbleached)
          -    Watermarks
          -    Fluorescent color printing
          -    Opaque security threads
          -    Alterations
          - Handles U.S. currency and financial instruments, including casino chips, passports, foreign currency, credit cards, and bank notes.

FUTURE PRODUCTS

     We understand the competitive market that is inherent within the technology sector and, consequently, view ongoing research and development as an important part of our business strategy. We plan to continue to acquire, develop and market innovative products, in addition to enhancing our current line of products.

     We will also seek to acquire and distribute products that have identified markets, that have defined technological advantages, and that can be accommodated readily within our overall business plan and distribution capability. We do not plan to engage in the development of such products, but we will actively seek business products which fit our criteria and which can be acquired without damaging our financial health and introduced without reducing the effectiveness or profitability of existing products.

     In August, 2000, we announced the formation of our Multimedia Productions Group, a new division focusing specifically on the production and sale of multimedia presentations built around the most recent computer animation technology. Initially, we will use current staff resources to provide services to external clients when there is surplus capacity from internal priorities. If sales volumes justify expansion, we will increase our staffing to accommodate such volumes. We believe that we will be able eventually to grow this business as a profitable adjunct to our existing services. This service does not represent a change of direction or emphasis from our concentration on the COUNTERFEIT COP and our BIZPAY products.

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
FUTURE OF THE BIZPAY SUITE

     We plan to expand the BIZPAY SUITE product set to include specialized modules which will be known as BIZPAYMOBILE, BIZPAYMENU, BIZPAYCREDIT, BIZPAYAUCTION and BIZPAYPORTAL. These modules are currently under development or in planning.

     BIZPAYMOBILE will be the complete mobile commerce payment solution for wireless devices. BIZPAYMALL will accommodate merchants who accept BIZPAY as a form of transaction settlement. BIZPAYMENU will enable selected businesses to be conducted entirely on wireless devices. BIZPAYCREDIT will be our brand of credit card. BIZPAYAUCTION will provide additional value to both the BIZPAYMALL consumer and merchant, and BIZPAYPORTAL will be introduced to help fuel the acceptance and adoption of mobile commerce and e-mail based payment methods.

     Through the BIZPAY SUITE, our goal is to set a new standard for convenience, ease of use, security and consumer privacy for Web commerce.

     We anticipate that BIZPAYMOBILE will be a complete mobile commerce payment solution for wireless devices, such as cellular phones and Personal Data Assistants. It will support Wireless Application Protocols (WAP) and Bluetooth(TM) protocols and will enable consumers to buy merchandise or settle auction bids on the run. Although this method of e-commerce is in its embryonic stage, it is fueled by the major cellular service providers and therefore is expected to experience high growth. Many foreign (non-USA) countries are bypassing the traditional e-commerce device mechanism and making the leap directly to wireless e-commerce.

     Based on trends and the acceptance of technology in the public sector, wireless subscribers and worldwide Web users are expected to continue to grow. We believe that worldwide Web users will eventually become comfortable with shopping online for many of their purchases.

     We expect that BIZPAYMENU will enable businesses to selectively display products and services on wireless devices. The consumer will not only be able to make menu selections, but will also be able to resolve payment, all on their cellular phone or personal data assistant (PDA). BIZPAYMENU will be a monthly subscription charged to the merchant. Businesses that would benefit from BIZPAYMENU include, but are not limited to, restaurants, bagel shops, coffee shops, fast food drive-ins and drive-throughs.

     BIZPAYCREDIT will be our brand of credit card for purchases made at the traditional retailer. We plan to partner with a major financial institution to back and issue these credit cards with a BIZPAY batch number.

     We believe that BIZPAYAUCTION will satisfy the consumers' thirst for online auction shopping. In addition it will enable the BIZPAYMALL merchant to garnish additional visibility, or simply to move discontinued or distressed merchandise.

     BIZPAYPORTAL will focus on mobile commerce and e-mail-based payment methods for the prime purpose of fuelling acceptance and adoption. It will include such things as new product announcements, software downloads, and message boards.

INTELLECTUAL PROPERTY

     We own all of the rights to our technology and products, and we do not rely on any third party for licenses or product rights.

     We have applied for U.S. trademark registration for the "BizPay" name and we believe that the entire range of BIZPAY-related names would be protected by such trademark, if issued. All staff working on the development of the BIZPAY SUITE are under appropriate confidentiality agreements, as also are any external contacts who need to understand aspects of the technology. The BIZPAY SUITE technology will be licensed to our business partners, and there is no requirement for transfer of the technology. Depending on future business decisions, we may allow one or more of our business partners to assist in code development; under such circumstances, we will ensure the application of stringent security controls and protection over our intellectual property. All software is regularly backed-up and is securely stored to ensure complete recovery in an emergency.

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
PATENTS

     We believe that there are aspects to certain of the modules within the BIZPAY SUITE that are patentable, and we are exploring this possibility. We also plan to explore the practicability and effect of making patent filings in other countries, either to protect us from competition or to facilitate our entry into specific markets.

     We are consulting with our patent attorneys regarding the potential for filing of one or more patent applications covering certain aspects of the COUNTERFEIT COP, and are in discussions with our international partners regarding the practicability of such patent filings in their countries of operation.

     We have filed a U.S. trademark application for the name "ConSyGen's Counterfeit Cop", and plan to assess with our international partners the requirements for any international filings.

GOVERNMENT REGULATIONS

     Our operations may be subject to various state and federal regulations. Because electronic commerce in general, and our products and services in particular, are so new, the application of many of these regulations, including regulations relating to banking, credit card transactions and Internet transactions, is uncertain and difficult to interpret. The agencies responsible for the interpretation and enforcement of these regulations could amend those regulations or issue new interpretations of existing regulations. It is also possible that new legislation may be passed that imposes additional burdens. Any such change could lead to increased operating costs and could also reduce the convenience and functionality of our products or services, possibly resulting in reduced market acceptance. In addition, it is possible that new laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, content, characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for our products or services and increase our cost of doing business or could otherwise have a material adverse effect on our business, financial condition or operating results.

COMPETITION

     The business products industry, in which the COUNTERFEIT COP competes, is extremely competitive and has relatively low barriers to entry. With the COUNTERFEIT COP, we compete primarily with three main classes of products:

     - chemical-based pen-type scanners. The market leader is Money Tester, although there are several other products, all of which are relatively inexpensive, and there are very low barriers to entry to this market. We believe that the main difference between these products and the COUNTERFEIT COP is that they are restricted in function, being able to detect only a limited set of counterfeit features, and only on paper;

     - ultra-violet light-based. There are at least two other products which compete directly with COUNTERFEIT COP. In each case, we believe that the COUNTERFEIT COP exceeds the functionality of the other products, or is easier and more efficient to use, and also provides improvements in operational performance and life;

     - ink-checking and micro-writing detection. We have examined the two main competitors in this area. As with the ultra-violet competitors, we believe that these products do not provide the range of detection functionality or ease of use that is available as standard with the COUNTERFEIT COP, and each requires multiple steps to gain results which are less than those provided as standard by the COUNTERFEIT COP.

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
     With BIZPAY, the primary competition is in three major categories:

     - `person-to-person' transaction services, such as PayPal.com (X.com), ProPay.com, PayMe.com, and BillPoint.com (eBay.com). Several of these competitors have established partner relationships with major banks and financial institutions, as we are seeking to do with BIZPAY; however, their concentration is almost exclusively directed to the individual's requirement to transfer money electronically. BIZPAY is designed to facilitate the merchant side of an electronic sales transaction, while also providing full service and protection to the individual/buyer. We expect that one or more of these competitors will move to extend their service offering to include merchant features, but we also believe that we will have a time and market position advantage due to the planned early release of the merchant features.

     - `paper-payment' replacement. Services such as PayMyBills.com and PayTrust.com (which has American Express and AT&T Ventures among its backers) are providing an online alternative to check payments. BIZPAY will not incorporate this feature in its initial release, although we expect that it will be introduced in later versions;

     - individual service providers. There are several companies which now market specific functions to other, larger companies - either software aggregators preparing larger software offerings, or financial groups seeking to develop their own solution. We believe that most of these companies are small, with limited funding, and provide an innovative and rapidly-growing range of specialist services. On their own, we do not believe that any of these companies represents a major competitive threat to BIZPAY.

     While all competitive services offer one or more of the three major e-commerce transactions (parson-to-person, consumer-to-business, and business-to-business), BIZPAY is expected to offer all three and to incorporate a wide and distinctive variety of other features which, we believe, will enable it to exceed any of the alternative products or services in functionality and features. Additionally, we have deliberately sought to include all of the standard `links' to other competitive products and developing standards to ensure that BIZPAY will not become a victim of proprietary technology.

     We expect that BIZPAY will compete successfully with less functional systems such as PayPal and Ebay's BillPoint, which we believe will present only a basic level of competition. We are aware that major credit-card processing companies have sufficient technical capacity to develop an alternative system to BIZPAY, should they decide to enter this market; to date, we believe that most of these major companies have preferred to use external developers or to partner with other financial-services groups to gain size and efficiency advantages. We expect this trend to continue, and we are seeking to position BIZPAY to benefit from this approach.

     We must compete effectively and continually with established products and services, and we must create and maintain profitable business relationships and partnerships with major industry participants. We must also provide a service which is cost-effective and able to discourage competition from other members of the financial-services industry with substantially more financial reserves than we have.

BUSINESS PARTNERS

     We lack the internal financial resources to single-handedly develop our products and take them to market, particularly in the face of potential competition from established business. Therefore, our business philosophy is to align ourselves as a valuable and indispensable partner with those established businesses. In the case of the Counterfeit Cop, we have created Master
Distributor relationships with First Data Corporation, GMS Auditing, and Cardservice International, all of which are major, high-volume distributors of financial services and related products, and all of which have extensive networks of clients dependent on their services. We are also in discussions with several other potential Master Distributors with which we expect additional contracts to be signed during the 2001 fiscal year. Internationally, we are in discussions with a major locally-established distributor regarding the marketing and distribution of the Counterfeit Cop throughout Europe.

     BIZPAY presents us with an opportunity to align ourselves with major worldwide participants in the financial services industry, and to exploit the relationships begun through our contacts from the Counterfeit Cop. In addition, our joint venture with Notremos in Australia should enable the creation of a strong market presence for the BIZPAY technology through South-East Asia.

LEGAL PROCEEDINGS

     We have been involved in material litigation with holders (the "Debenture Holders") of our 6% Convertible Debentures Due May 29, 2003 (the "Debentures"). In 1998, the Debenture Holders filed a lawsuit against us based upon our failure to honor their requests to convert the Debentures to common stock (the "Debenture Litigation"). In January 1999, the Debenture Holders and other plaintiffs (together the "Plaintiffs") filed related lawsuits against us and certain of our former officers, and others, to recover damages for alleged intentional and calculated defamation (the "Defamation Litigation"). On April 11, 2000, we entered into a definitive Settlement Agreement and Conditional Release with the Plaintiffs to settle the Debenture Litigation and the Defamation Litigation. If we honor our obligations under the Settlement Agreement and the Debentures, the settlement will fully and finally resolve the Debenture Litigation and the Defamation Litigation. Under the Settlement Agreement, we have agreed to honor the terms of the Debentures (and the related common stock purchase warrants) and to convert the principal and accrued interest on the Debentures into our common stock as the Debenture Holders request such conversion and as permitted under the Debentures. As of August 31, 2000, approximately $2,241,000 in principal amount of the Debentures has been converted into shares of our common stock in partial implementation of the settlement. In addition, we have agreed to pay (in common stock, to be issued as the Debentures are converted) an additional $350,000 in liquidated damages, which amount has been accrued in the third quarter of the year ended May 31, 2000. We have agreed to perform additional non-monetary obligations under the Settlement Agreement and Conditional Release which, while they represent material terms of the Settlement Agreement, we believe we can successfully perform without a material adverse financial impact.

     On August 10, 1999, Thomas S. Dreaper, a former President and CEO, as plaintiff ("Mr. Dreaper") filed a lawsuit in the United States District Court for the State of Nevada, Civil Action s-99-1011-LDG (LRL) (the "First Complaint") against us and A. Lewis Burridge, our current President and CEO. The lawsuit alleges the following four causes of action based upon the contract for indemnification that Mr. Dreaper had with us: (1) declaratory relief, (2) breach of contract, (3) breach of covenant of good faith and fair dealing, and (4) equitable estoppel. The claims for indemnification arise out of our decision not to indemnify Mr. Dreaper or to defend him in connection with litigation brought against us by the holders of our 6% Convertible Debentures due May 29, 2003. The debenture litigation has since been settled. Mr. Dreaper is seeking an unspecified amount of general damages on each cause of action in a sum exceeding $75,000, and an unspecified amount exceeding $1,000,000 for exemplary and punitive damages relating to the breach of covenant action.

     On March 14, 2000, Mr. Dreaper filed a Motion for Leave to File a Supplemental Complaint (the "Second Complaint"), to include a claim for breach of Employment Agreement, with respect to stock options. The Second Complaint contains the same four causes of action as the First Complaint and further alleges that our Board of Directors acted to modify his Employment Agreement with respect to the terms of the exercisability of the share options available to him under the Employment Agreement.

     With respect to the Second Complaint, we believe that there was no breach of Mr. Dreaper's Employment Agreement. We are unable to estimate the extent of any liability arising from these actions, although we believe that such liability will not exceed $150,000, and will possibly be limited to attorneys' fees, costs and expenses relating to each of Mr. Dreaper's claims. The case is expected to go to trial in early 2001.

     On April 12, 2000, Lender's Services, Inc. ("LSI") filed a lawsuit against us in the United States District Court for the Western District of Pennsylvania (Civil Action CV-00-689) alleging five causes of action relating to a Year 2000 conversion project we conducted for LSI: (1) breach of contract for failure to deliver work product when due, (2) breach of contract for delivery of defective work product and failure to cure material defects in the work product, (3) breach of contract for failure to provide a fully functional relational database, (4) unjust enrichment, and (5) negligence. The complaint seeks an unspecified amount exceeding $75,000 as general damages and amounts of $508,600 for monies paid for product not received and $552,000 as compensation for additional programming expenses incurred by LSI to correct our alleged errors. In addition, LSI seeks attorneys' fees, costs and other relief.

     On June 12, 2000, we filed an Answer to the Complaint and Counterclaim, citing the Federal Y2K Act, estoppel, an alternative dispute resolution mechanism, a cap on damages and contractual limitations on liability as our affirmative defenses. In addition, our counterclaim contains four counts, including claims for: (1) account stated, (2) breach of contract (implied in fact), (3) breach of contract (implied in law), and (4) promissory estoppel, and seeking payment of unpaid amounts of $97,400, plus interest, costs, and attorneys' fees. We believe that our services contract does not allow the claim for additional programming expenses, and that the claim for fee reimbursement is not valid. We are currently negotiating with LSI regarding an acceptable resolution to the claim, and we believe that an agreement can be reached in the near future.


     We can give you no assurance concerning the outcome of the above-described litigation, any of which could have a material adverse effect on us.

PROPERTIES

     Our principal administrative, research and development, customer support and marketing facilities are located in an approximately 10,000 square foot building at 125 South 52nd Street, Tempe, Arizona 85281 that we acquired in March 1998 for approximately $800,000 in cash. The property is subject to a Deed of Trust which secures a $550,000 Promissory Note dated April 6, 1999, payable to American Savings Life Insurance Company. This property is also subject to a Trust Agreement, dated November 15, 1999, whereby Daniel B. Hamburg, Lillian Hamburg, Robert Rehm, and Monte and Betty Meux are second beneficiaries and we are the first beneficiary. Our interest is encumbered in the aggregate amount of $1,215,000, representing the above-mentioned Promissory Note and the various loans made to us by the second beneficiaries.

     We believe that our facilities are adequate for our current needs and that suitable additional space will be available when needed. The condition of the property is generally good and it is properly insured.

EMPLOYEES

     As of August 31, 2000, we had 33 full-time employees, including two in sales and marketing, nineteen in research, development and support, three in the Business Products division, and nine in corporate operations and administration. None of our employees is represented by a collective bargaining agreement. We believe that our relations with our employees are good. There are no employment contracts with our non-executive staff.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding our executive officers and directors:

        Name                Age                    Position
        ----                ---                    --------

A. Lewis Burridge.........  80   President, Chief Executive Officer and Chairman

John L. Caldwell..........  60   Director

Jason M. Genet............  28   Chief Operating Officer

Luther H. Hodges..........  63   Director

Donald P. Knode...........  77   Director

Andrew Lee................  51   Director

John D. Roskelley.........  35   Vice President, Business Development

Russell B. Stevenson......  59   Director

Robert L. Stewart.........  81   Director

Eric J. Strasser..........  36   Chief Financial Officer

Amelia C. Ulep............  47   Corporate Secretary

     A. LEWIS BURRIDGE. Mr. Burridge joined us as a Director on June 29, 1998, and has served as President and Chief Executive Officer since March 24, 1999. He was appointed as Chairman of the Board of Directors on April 19, 2000. Prior to joining us, he served as an international business consultant from 1995 to 1999, and worked with Sterling Drug Inc., a pharmaceutical manufacturing and distribution company, from 1956 to 1985. During this time, Mr. Burridge served in a variety of positions, including President of Sterling Asia. As President, he focused on the development of Sterling's manufacturing and marketing companies throughout Asia for its medical and consumer products in the Asia-Pacific area. He is currently a Director of Massa, Inc., Trustee/Director of the Trinity College of Vermont, and Director of the United States-Philippines Tourism Advisory Council.

     JOHN L. CALDWELL. Mr. Caldwell was appointed as a Director on June 24, 1999. Since 1987, he has been President of U.S. Trading & Investing Company (USTIC), an international business firm that develops foreign markets for American products, services and technologies and structures business transactions worldwide.

     JASON M. GENET. Mr. Genet joined us as an independent consultant in December 1998, concentrating on planning and development of our Business Products Division. In April 1999, he joined us full-time and was promoted to Managing Director of the Business Products Division. Prior to joining us, he served until 1995 as a trainer for corporate management for Kenney Corporation, a manufacturing and distribution company. From 1995 to 1998, he served as a management consultant for Marks Brothers, a jewelry sales company, providing business analysis and turnaround consulting services. On January 1, 2000, Mr. Genet was promoted to Executive Vice President and Chief Operating Officer.

     LUTHER H. HODGES. Mr. Hodges was appointed as a Director on June 6, 2000. Since 1990, he has been Chairman/Publisher of The Santa Fean Magazine, and is an owner/manager of Santa Fe Hospitality and the Hotel Santa Fe. He has recently served on a range of government advisory committees in New Mexico, and is a member of the Arizona Business Leadership Association. In 1979, he served as Undersecretary of the U.S. Department of Commerce and in 1980 as the First Deputy Secretary of Commerce. Mr. Hodges has also served on the boards of numerous community, educational, and corporate organizations, and he has been a member of the faculty of the University of North Carolina (Chapel Hill) and Duke University.

     DONALD P. KNODE. Mr. Knode was appointed as a Director on December 29, 1999. He worked with Merrill Lynch, Tokyo from 1961 to 1977; during this time, he pioneered the notion of "American Style" investment banking in Asia, and was appointed Vice President of Merrill Lynch, Inc. From 1977 to 1995, he worked as a business consultant, specializing in advising U.S. companies seeking business and investment opportunities in Japan. From 1995 to 1998, he headed the Financial Practices Group of Burson Marsteller in Tokyo, providing consultant and business services to major U.S. companies such as Honeywell, IBM, Microsoft and Nasdaq doing business in Japan. Since 1998, he has concentrated on providing personal consulting services in public relations and foreign business practices.

     ANDREW LEE. Mr. Lee was appointed as a Director on February 24, 1998. Since 1992, he has been the President and Chief Executive Officer of First Shanghai Corporation, a merchant bank. He is also President of BOXX International Corporation, a computer and electronics company, and TowerCom Inc., a software company. Since 1997, Mr. Lee has been the Co-Chairman of the Board and Co-Chief Executive Officer of Greater Alliance Corporation, a financial service corporation. He is also President and a Director of Integrated Transportation Network Group Inc., a China-based transportation company.

     JOHN D. ROSKELLEY. Mr. Roskelley joined us as an independent consultant in April 1999. In June 1999, he was appointed as Business Development Analyst, with responsibility for the identification and analysis of new products. He was promoted to Vice President of Business Development in January 2000. Prior to this engagement, he had over 8 years experience as a technology consultant, serving as Consulting Engineer in areas of business development for Vanstar, MicroAge and Software Spectrum, and as Director of Client Engagements for
Inacom, all of which companies are engaged in software development and marketing.

     RUSSELL B. STEVENSON. Mr. Stevenson was appointed as a Director on July 10, 2000. Since 2000, he has been Executive Vice President and General Counsel of ARBROS Communications, Inc., a provider of integrated communications services. From 1996 to 2000, he served as Senior Vice President and General Counsel of CyberCash, Inc., a provider of software and services for electronic commerce. Prior to that, he practiced law at Ballard Spahr Andrews & Ingersoll. His law practice has concentrated on securities and corporate law, with an emphasis on technology-based companies and venture capital. He has served on the faculty of George Washington University, and is a member of the bars of the District of Columbia and the United States Supreme Court.

     ROBERT L. STEWART. Mr. Stewart was appointed as a Director on March 24, 1999 and as Chairman of the Board from August 2, 1999 until April 19, 2000. Prior to this, he had been the Chairman of the Board from 1980 until January 1999 and had served as President and Chief Executive Officer of ConSyGen-Arizona from 1980 until January 15, 1997. He was also President and Chief Executive Officer of ConSyGen-Texas from September 5, 1996 to January 15, 1997.

     ERIC J. STRASSER. Mr. Strasser joined us as Chief Financial Officer in February 2000. During the four years before joining us, he founded and sold two management-consulting companies which focused on consulting in the area of business and financial systems development. Mr. Strasser's prior experience and positions include experience as an independent business consultant during 1991 to 1996. From 1985-1987, he was a Senior Auditor for KPMG Peat Marwick, and he held several positions with Goldman Sachs during 1987-1991, including Vice President of Accounting and Risk Management.

     AMELIA C. ULEP. Mrs. Ulep joined us in July 1991 as a bookkeeper. In October 1992, she was transferred to the Administrative Department as our Administrative Secretary. In July 1998, she was promoted to Executive Administrator. She was appointed Corporate Secretary on June 24, 1999.

ELECTION OF DIRECTORS AND OFFICERS

     Our Board of Directors consists of seven members. All directors hold office until the next annual meeting of stockholders or until successors are duly elected and qualified. Our executive officers are elected annually by and serve at the pleasure of the Board of Directors.

DIRECTORS' COMPENSATION

     Members of our Board of Directors receive a payment of $1,500 plus expenses for each Board meeting that they attend. On April 19, 2000, the Board resolved that each non-employee (or, outside) Director would be granted options to purchase up to 25,000 shares of our common stock at a price of $0.50 per share under our 2000 Combination Stock Option Plan. For Directors elected after April 19, 2000, 5,000 of these options will be exercisable immediately; the 20,000 balance will be exercisable in twelve equal monthly installments. Board members serving as of April 19, 2000 were previously granted 10,000 options. On April 19, 2000, these options were accelerated and became immediately exercisable. These directors were each granted an additional 15,000 options, which become exercisable in twelve equal monthly installments.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has appointed John Caldwell and Donald Knode to both its audit committee and its compensation committee. The executive committee members are Luther Hodges and A. Lewis Burridge. No additional payments in cash or other consideration is made to the committee members for their positions or activities on these committees.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation awarded to, earned by or paid to each of our Chief Executive Officer and the only other officer whose total rate of annual salary and bonus as of May 31, 2000 exceeded $100,000 for all services rendered in all capacities to us and our subsidiaries.



                                                                   Long Term
                                                             Compensation Awards
                                                                 Securities
       Name and             Fiscal    Annual Compensation        Underlying
  Principal Position         Year    Salary($)     Bonus($)      Options (#)
  ------------------         ----    ---------     --------      -----------

A. Lewis Burridge            2000    $116,250         --                 --
Chairman, President and      1999    $ 22,769         --          1,010,000
Chief Executive Officer (1)

Jason M. Genet               2000    $ 84,303         --            495,000
Executive Vice President &   1999    $  6,225         --              5,000
Chief Operating Officer (2)

John D. Roskelley            2000    $ 76,022         --            300,000
Vice President, Business
Development (3)

Eric J. Strasser             2000    $ 25,151         --            300,000
Chief Financial Officer (4)

----------
(1) Mr. Burridge was appointed President and Chief Executive Officer effective March 24, 1999.
(2)  Mr. Genet joined us on April 5, 1999.
(3)  Mr. Roskelley joined us on June 21, 1999.
(4)  Mr. Strasser joined us on February 6, 2000.

EMPLOYMENT AGREEMENTS

     We have prepared Employment Agreements, containing a range of standard provisions as set out below, with the executive officers listed below. Standard agreement provisions include:

     * initial employment term of five years, automatically extended for successive five-year periods if neither we nor the officer provides the other party with notice of termination;

     * officer eligibility to receive an annual bonus of up to 100% of base salary;

     * officer eligibility to receive fringe benefits, including monthly lease payments for an automobile, as may be accorded other executives under our established plans and programs;

     * officer eligibility to receive a non-qualified stock option to purchase shares of our stock (as listed below);

     * in the event we terminate the officer without cause or if the officer terminates employment for good reason, we must pay to the officer an amount equal to five times base salary at the time of termination, plus any bonus awarded but not yet paid and any deferred bonus. Officer will be entitled to immediate vesting of all restricted stock and unvested stock options, and we must continue to pay the cost of health and welfare benefits for a period of five years;

     * in the event of the officer's death or termination for cause, we must pay an amount equal to base salary earned and unpaid as of the date of termination; and

     * in the event of a change in control, the officer shall be entitled to, among other benefits, a cash payment equal to three times base salary.

     Specific terms for each officer's employment agreement are:

                      Agreement    Initial Term    Base Salary as      Stock
     Name               Date           Date       of June 30, 2000    Options
     ----           ------------   ------------   ----------------    -------
A. Lewis Burridge   June 6, 2000   June 6, 2005       $175,000       1,000,000
Jason M. Genet      June 6, 2000   June 6, 2005       $150,000         500,000
John D. Roskelley   June 6, 2000   June 6, 2005       $ 90,000         300,000
Eric J. Strasser    June 6, 2000   June 6, 2005       $100,000         300,000
Amelia C. Ulep      June 6, 2000   June 6, 2005       $ 42,000         115,000

STOCK OPTION PLANS

     In April 2000, we adopted the ConSyGen 2000 Combination Stock Option Plan. This Plan was designed to supplement earlier stock option plans, and to increase the total number of shares available for issuance within our stock option plans by 5,000,000 to a total of 10,500,000, either as incentive stock options or non-qualified stock options. As of August 31, 2000, options to purchase 3,685,577 shares of common stock were outstanding or committed for issuance under the plan. Specific terms for grants under the Plan are in the discretion of the Board or the Committee. The standard terms provide that employees' options become exercisable in 48 equal monthly installments. The standard maximum term for exercising options is ten years.

REPORT ON OPTION RE-PRICINGS

     On October 1, 1999, the Board determined that certain stock options issued to our employees had an exercise price significantly higher than the market value of our common stock. The Board further noted that employees had suffered materially through our financial difficulties, including failures to meet payrolls and remuneration commitments. To redress this situation and to reward the dedication of the employees, the Board approved a re-pricing of all options granted to that date, including the named executive officers, to an exercise price of $0.50, the then fair market value of the common stock. 1,072,250 of the re-priced options were held by named executive officers, and the weighted average exercise price of such options was $1.49. Subsequent option grants to new employees have been at the current market price at the date of each grant.

OPTION GRANTS TO EXECUTIVE OFFICERS IN LAST FISCAL YEAR

     The following table sets forth the number of options granted to our named executive officers during the fiscal year ended May 31, 2000.

                                   Individual Grants
                    -------------------------------------------------
                                                                         Potential Realizable Value
                    Number of    % of Total                              at Assumed Annual Rates of
                    Securities     Options                              Stock Price Appreciation For
                    Underlying    Granted to    Exercise                       Option Term(1)
                    Options      Employees in    Price     Expiration   ----------------------------
      Name          Granted(#)   Fiscal Year    $/Share       Date       5%($)               10%($)
      ----          ----------   -----------    -------       ----       -----               ------
Jason M. Genet        45,000        1.69%        $0.50      07/16/09      52,999              97,720
                     250,000        9.36%        $0.50      01/25/10   1,007,082           1,677,651
                     200,000        7.49%        $0.50      02/01/10     531,034             904,816

John D. Roskelley     50,000        1.87%        $0.50      07/21/09      81,693             144,890
                      50,000        1.87%        $0.50      01/25/10     201,416             335,530
                     200,000        7.49%        $0.50      02/01/10     531,034             904,816

Eric J. Strasser     300,000       11.23%        $0.50      01/28/10     766,253           1,308,980

----------
(1) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future prices of our common stock or of the potential realizable value of the options granted.

AGGREGATED OPTION EXERCISES OF EXECUTIVE OFFICERS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the aggregated option exercises and the aggregated number and value of options exercisable and unexercisable by our named executive officers during the fiscal year ended May 31, 2000.

                                                    Number of Securities       Value of Unexercised
                         Shares                    Underlying Unexercised          In-the-Money
                      Acquired on       Value      Options at 5/31/00(#)       Options at 5/31/00($)
     Name             Exercise (#)   Realized($)  Exercisable/Unexercisable  Exercisable/Unexercisable(1)
     ----             ------------   -----------  -------------------------  ----------------------------
A. Lewis Burridge           --             --      743,333        266,667      673,460        241,600
Jason M. Genet         162,000         89,210      215,930        166,667      273,612        151,000
John D. Roskelley       30,000         24,124      170,000        100,000      154,020         90,600
Eric J. Strasser        35,000         43,750      165,000        100,000      149,490         90,600

----------
(1) based on the last quoted price of our common stock at $0.906 on May 31, 2000, as quoted on the National Association of Securities Dealers, Inc's. OTC Bulletin Board.

                              CERTAIN TRANSACTIONS

     In June 2000, the Stewart Family Trust, Robert L. Stewart and various third parties entered into a stock purchase agreement pursuant to which the Stewart Family Trust, an affiliate of ours, and Robert L. Stewart, an affiliate of ours, agreed to sell 1,300,000 shares of our common stock that they held to these various third parties. In connection with the stock purchase agreement, the Stewart Family Trust, of which Robert L. Stewart is the trustee, agreed to cause us to register the 1,300,000 shares. Accordingly, in June 2000, we entered into a registration rights agreement with the third parties and agreed to register the 1,300,000 shares of common stock they purchased from the Stewart Family Trust and Robert L. Stewart. The 1,300,000 shares of our common stock are being registered for these various third parties on the Registration Statement, of which this prospectus is a part. We were otherwise contractually obligated (unrelated to the foregoing transaction) to file the Registration Statement, of which this prospectus is a part.

     In August 2000, Robert L. Stewart, an affiliate of ours, sold privately 150,000 shares of our common stock to a private investor. Mr. Stewart agreed to cause us to register such shares for sale by such investor under the Securities Act of 1933, as amended. Such shares are included in the Registration Statement of which this prospectus is a part. We were otherwise contractually obligated (unrelated to the foregoing transaction) to file the Registration Statement, of which this prospectus is a part.

     Between August 31 and October 7, 1999, we received an aggregate of approximately $199,000 in non-interest-bearing, unsecured loans from Robert L. Stewart, a Director and affiliate.

     On October 1, 1999, we received $150,000 in loan proceeds from a third party. This loan is secured by a mortgage on property owned by Robert L. Stewart, an affiliate of ours. This loan bears interest at 2% per month.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of August 31, 2000 concerning the beneficial ownership of our common stock by (i) each of our directors (ii) each of the named executive officers, (iii) each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock and (iv) all executive officers and directors as a group. This information is based upon information received from or on behalf of the named individuals. Each person listed has the sole voting and investment power over the shares listed as beneficially owned, except as may be set forth in footnotes to the table.

                                     Number of Shares and Nature    Percent of
Name of Beneficial Owner (11)         of Beneficial Ownership**       Class
-----------------------------         -------------------------       -----
A. Lewis Burridge                          1,010,000 (1)               3.30%
President & Chief Executive Officer
Chairman of the Board

John L. Caldwell                              25,000 (2)                 *
Director

Jason M. Genet                               275,500 (3)                 *
Chief Operating Officer

Luther H. Hodges                              18,333 (4)                 *
Director

Donald P. Knode                               25,000                     *
Director

Andrew Lee                                    25,000 (5)                 *
Director

John D. Roskelley                            232,500 (6)                 *
Vice President, Business Development

Russell  B. Stevenson                         11,667 (7)                 *
Director

Robert L. Stewart                          5,414,500 (8)               15.46%
Director

Eric J. Strasser                             227,500 (9)                 *
Chief Financial Officer

Rodney R. Schoemann, Sr.                   2,336,242 (10)               7.62%
3904 Wheat Drive
Metarie,  LA 70002

All executive officers and Directors       7,265,000                   23.09%
  as a Group (10 persons)

----------
*    Less than 1%.
** Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed, except to the extent shared by spouses under applicable law.

(1) Includes 33,333 shares issuable pursuant to immediately-exercisable stock options.
(2) Includes 1,250 shares issuable pursuant to immediately-exercisable stock options.
(3) Includes 41,666 shares issuable pursuant to immediately-exercisable stock options.
(4) Includes 3,334 shares issuable pursuant to immediately-exercisable stock options.
(5) Includes 1,250 shares issuable pursuant to immediately-exercisable stock options.
(6) Includes 25,000 shares issuable pursuant to immediately-exercisable stock options.
(7) Includes 3,334 shares issuable pursuant to immediately-exercisable stock options.
(8) Includes 1,000,000 shares held by a Hong Kong corporation controlled by Mr. Stewart.
(9) Includes 25,000 shares issuable pursuant to immediately-exercisable stock options.
(10) Includes 700,000 shares issuable pursuant to immediately-exercisable warrants.
(11) Unless otherwise noted, the address of each person in the table is c/o ConSyGen, Inc., 125 S. 52nd. St., Tempe, Arizona 85281.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of September 12, 2000 by each selling stockholder who is offering shares of our common stock under this prospectus.

     Unless otherwise noted below, the address of each person in the table is c/o ConSyGen, Inc., 125 S. 52nd St., Tempe, Arizona 85281, and each person has the sole voting and investment power over the shares as beneficially owned except to the extent authority is shared by a spouse under applicable law and except as set forth in the footnotes to the table.

     We have determined beneficial ownership in accordance with the rules of the SEC. Shares of common stock subject to warrants or options that are either currently exercisable or exercisable within 60 days of September 12, 2000 are treated as outstanding for the purpose of computing the percentage ownership of the option or warrant holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of determining the beneficial ownership after the offering, we have assumed that all selling stockholders will sell all shares that they are offering. For purposes of calculating the percentage of beneficial ownership prior to the offering, the number of outstanding shares is 29,978,503. For purposes of calculating beneficial ownership after the offering, the number of outstanding shares is 34,476,503 (which includes the shares issuable upon the exercise of the warrants and registered for sale under this prospectus).

     All shares of common stock being offered by selling stockholders are being registered under this prospectus pursuant to contractual registration rights or similar obligations on our behalf, or are being registered voluntarily by us.

                               Beneficial Ownership Prior to Offering       Beneficial Ownership After Offering
                             -----------------------------------------    --------------------------------------
                                                           Number of
      Name of                Number of    Percentage         Shares       Number of    Percentage    Exercisable
  Beneficial Owner            Shares     of Ownership    Being Offered     Shares     of Ownership    Warrants**
  ----------------            ------     ------------    -------------     ------     ------------    ----------
Donald A. Aviano              222,416         *            187,416          35,000          *            60,000
Howard R. Baer              1,214,135        4.1 %         812,135         402,000         1.2%         260,000
Ruth & Kevin C. Baer          251,472         *             62,472         189,000          *            20,000
Scott E. Baer                 127,944         *            124,944           3,000          *            40,000
Michael J. Bernard            104,000         *            104,000               0          *            52,000
Michael S. Block              126,300         *             96,000          30,300          *            48,000
Frank Ciolli                  430,000        1.4%          280,000         150,000          *           140,000
Gloria Ciolli                  40,000         *             20,000          20,000          *            10,000
Joseph Ciolli                 445,800        1.5%          295,800         150,000          *           147,900
Russell Ciolli                 41,000         *             16,000          25,000          *             8,000
Horace B. Clegg                20,000         *             20,000               0          *            10,000
Ira S. Gaines                 160,000         *            160,000               0          *            80,000
William S. Garrettson          80,000         *             80,000               0          *            40,000
Brent Garrigus                 64,472         *             62,472           2,000          *            20,000
Eric Greenwald                 31,236         *             31,236               0          *            10,000
Brad Grossman                  23,400         *             13,400          10,000          *             6,700
Sandra A. Hewlett             174,921         *            174,921               0          *            56,000
Daniel E. Hill                  4,000         *              4,000               0          *             2,000

                               Beneficial Ownership Prior to Offering       Beneficial Ownership After Offering
                             -----------------------------------------    --------------------------------------
                                                           Number of
      Name of                Number of    Percentage         Shares       Number of    Percentage    Exercisable
  Beneficial Owner            Shares     of Ownership    Being Offered     Shares     of Ownership    Warrants**
  ----------------            ------     ------------    -------------     ------     ------------    ----------
Hayden Holland                165,000         *            160,000           5,000          *            80,000
Kurtis D. Hughes              624,719        2.1%          624,719               0          *           200,000
Michael Kim                    80,000         *             80,000               0          *            40,000
Paul J. Landry                 81,500         *             80,000           1,500          *            40,000
Brock S. Laubhan              330,360        1.1%          312,360          18,000          *           100,000
Nicholas W. Lees              164,944         *            124,944          40,000          *            40,000
Ken Lehman                    140,944         *            124,944          16,000          *            40,000
William Ligenza               180,000         *            150,000          30,000          *                 0
Joseph D. Lilly                31,236         *             31,236               0          *            10,000
Brian J. Livingston           216,000         *            216,000               0          *           108,000
Megalomania Investments       240,000         *            240,000               0          *           120,000
Megalomania Investments       300,000         *            300,000               0          *                 0
Beli & Sharon Merdovic        124,944         *            124,944               0          *            40,000
Govid S. Mirpuri              640,000        2.1%          640,000               0          *           320,000
Monahan Corporation           400,000        1.3%          400,000               0          *           200,000
Murdock Capital Part.         199,910         *            199,910               0          *            64,000
Carl Nachmann                   5,400         *              5,400               0          *             2,700
Dennis Nachmann                33,400         *             13,400          20,000          *             6,700
Northeast Investments         368,584        1.2%          368,584               0          *           118,000
Robert J. Onesti              915,843        3.0%          905,843          10,000          *           290,000
David D. Peralta               62,472         *             62,472               0          *            20,000
Diane & Benjamin Peters       100,000         *            100,000               0          *                 0
Robert & Diane Peters          50,000         *             50,000               0          *                 0
William & Diane Peters         50,000         *             50,000               0          *                 0
Thanace D. Pikoulas           600,775        2.0%          599,775           1,000          *           210,000
Katherine Prior               100,000         *            100,000               0          *                 0
R & D Chemical Corp.          100,000         *            100,000               0          *                 0
Richards Family Trust         212,141         *            124,941          87,200          *            40,000
Arnold Rosenthal              300,000        1.0%           76,000         224,000          *            38,000
August J. Saccoccio           655,955        2.1%          655,955               0          *           210,000
Gladys S. Salzman             281,124         *            281,124               0          *            90,000
Rodney R. Schoemann, Sr.
3904 Wheat Drive
Metarie, LA 70002           2,336,242        7.6%        2,186,517         149,725          *           700,000
Scott's Generations Rest.      60,000         *             60,000               0          *            30,000
Gene Snyder                    60,000         *             60,000               0          *            30,000
Alexander Sonkin               40,000         *             40,000               0          *            20,000
Therese & David Sweet          50,000         *             50,000               0          *                 0
Therese & Jennifer Sweet       50,000         *             50,000               0          *                 0
Therese & Robert Sweet        100,000         *            100,000               0          *                 0
Brian T. Timmins               62,472         *             62,472               0          *            20,000

                               Beneficial Ownership Prior to Offering       Beneficial Ownership After Offering
                             -----------------------------------------    --------------------------------------
                                                           Number of
      Name of                Number of    Percentage         Shares       Number of    Percentage    Exercisable
  Beneficial Owner            Shares     of Ownership    Being Offered     Shares     of Ownership    Warrants**
  ----------------            ------     ------------    -------------     ------     ------------    ----------
Steven A. Tseffos             142,444         *            124,944          17,500          *            40,000
Ralph Vossler                 281,124         *            281,124               0          *            90,000
Doris Vujea Rev. Trust         50,000         *             50,000               0          *                 0
Robert & Cynthia Vujea        100,000         *            100,000               0          *                 0
Robert Vujea Rev. Trust       100,000         *             50,000               0          *                 0
Robert Vujea, cust. For
 Katerina Vujea                50,000         *             50,000               0          *                 0
Robert Vujea, cust. For
 Matthew Vujea                 50,000         *             50,000               0          *                 0
Robert Vujea, cust. For
 Michael Vujea                 50,000         *             50,000               0          *                 0
Christopher J. Wells           93,708         *             93,708               0          *            30,000
Arlene West & Burt
 Alimansky                    279,888         *            249,888          30,000          *            80,000
Robert Williky                 40,000         *             40,000               0          *            20,000

----------
*    Less than 1% of our outstanding common stock.
** Number of shares issuable upon the exercise of immediately-exercisable warrants to purchase shares of our common stock.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 40,000,000 shares of common, $.003 par value per share. We do not have authorization for the issue of preferred stock.

COMMON STOCK

     As of September 12, 2000, there were 29,978,503 shares of common stock outstanding, held of record by approximately 423 stockholders.

     The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor. The holders of our common stock do not have cumulative voting rights in the election of directors. Upon liquidation or dissolution, the holders of our common stock are entitled to receive all assets available for distribution to the stockholders. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of our shares of common stock are fully paid and non-assessable.

REGISTRATION RIGHTS

     All of the 13,646,000 shares being registered for sale by the selling stockholders, including 4,498,000 shares issuable upon exercise of the warrants which are being registered for sale by certain stockholders, are being registered voluntarily or pursuant to contractual obligations and registration rights granted to such selling stockholders.

WARRANTS

     As at August 31, 2000, there were outstanding warrants to purchase an aggregate of 4,613,000 shares of our common stock, including warrants to purchase 4,498,000 shares of our common stock issued in connection with our January, 2000 private offering, which shares are being registered for sale by the Registration Statement of which this prospectus is a part, and additional outstanding warrants for 115,000 shares of our common stock issuable to the holders of our 6% Convertible Debentures, which are not included in the Registration Statement of which this prospectus is a part.

     In addition, in January 2000 we entered into an agreement with a consultant, Saviar and Spaeth Enterprises. Among other things, the Agreement provided that we were to issue to the consultant warrants to purchase 1,100,000 shares of our common stock, at a weighted average exercise price of $0.43 per share, in consideration for services to be provided by the consultant. We do not believe that the consultant fulfilled his obligations under the Agreement and, accordingly, have not issued the Warrants to the consultant. The consultant, through its attorney, has demanded $2.5 million to settle the matter. We do not believe the consultant is entitled to the $2.5 million. We intend to vigorously defend any claim made by the consultant, but can give you no assurance as to the outcome of this dispute, which could result in substantial dilution to our stockholders.

LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITY; INDEMNIFICATION AGREEMENTS

     Our Articles of Incorporation, as amended, and By-Laws eliminate, subject to certain exceptions, the personal liability of our directors to the company or to our stockholders for monetary damages for breaches of fiduciary duties as directors to the extent permitted by state law. The Articles of Incorporation and By-Laws do not provide for the elimination of or any limitation on the personal liability of a director for intentional misconduct, or in situations where a director is found not to have acted in good faith or where liability is prescribed by law. These provisions of the Articles of Incorporation and By-Laws may limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or the company.

     We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements provide that we will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily included in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith in the reasonable belief that his action was in the best interests of the company.

TRANSFER AGENT AND REGISTRAR

     Our Transfer Agent and Registrar is Interwest Transfer, Inc., Salt Lake City, Utah.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of September 12, 2000, we had approximately 29,978,503 shares of common stock outstanding, which does not include the 4,498,000 shares issuable upon exercise of outstanding warrants and registered for sale pursuant to the Registration Statement of which this prospectus is a part.

     Upon the effectiveness of the Registration Statement of which this prospectus is a part, assuming the prior exercise of the outstanding warrants for which the underlying shares of common stock are being registered for sale hereunder, approximately 28,174,841 shares will be freely tradable without restriction under the Securities Act of 1933, as amended. In addition, subject to certain volume and other limitations, approximately 5,431,500 shares are currently eligible for sale under Rule 144, including 5,414,500 shares which are held by one of our affiliates, and approximately 718,012 shares are eligible for public sale without registration, pursuant to Rule 144.

     We have 4,498,000 shares issuable upon exercise of outstanding warrants under our January, 2000 private offering, which are being registered for sale, following the private exercise of the warrants, under the Registration Statement of which this prospectus is a part. The weighted average purchase price of these outstanding warrants to purchase 4,498,000 shares of our common stock is $1.50 per share. If the convertible debentures were converted as of August 31, 2000, an additional 3,078,740 shares of our common stock would have been issued. We also have outstanding options to purchase 5,634,321 shares of our common stock at a weighted average exercise price of $1.283 per share.

     In addition, in January 2000 we entered into an agreement with a consultant, Saviar and Spaeth Enterprises. Among other things, the Agreement provided that we were to issue to the consultant warrants to purchase 1,100,000 shares of our common stock, at a weighted average exercise price of $0.43 per share, in consideration for services to be provided by the consultant. We do not believe that the consultant fulfilled his obligations under the Agreement and, accordingly, have not issued the Warrants to the consultant. The consultant, through its attorney, has demanded $2.5 million to settle the matter. We do not believe the consultant is entitled to the $2.5 million. We intend to vigorously defend any claim made by the consultant, but can give you no assurance as to the outcome of this dispute, which could result in substantial dilution to our stockholders.

     The sale of even a small number of the outstanding shares of common stock may have a material adverse effect on the quoted price of our common stock. The sale of any such shares may also have a material adverse effect on our ability to raise capital and/or materially adversely affect the quoted price of our common stock.

     In general, under Rule 144, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     - one percent of the number of shares of common stock then outstanding, or
     - the average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

     Sales under Rule 144 are also subject to requirements with respect to the manner of sale, notice and availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the manner of sale, public information, volume limitations or notice provisions of Rule 144.

                              PLAN OF DISTRIBUTION

     The selling shareholders are selling an aggregate of 13,646,000 shares, which includes 4,498,000 shares of common stock, which shares are being registered for sale upon the private exercise of outstanding warrants by the Registration Statement of which this prospectus is a part.

     The price and manner of sale of the shares of our common stock offered by the selling stockholders under this prospectus are in the sole discretion of the selling stockholders. The shares of common stock offered under this prospectus may be offered through any of several methods, such as ordinary brokerage transactions at market prices or in privately negotiated transactions at prices agreed upon by the parties. We do not have, nor, to our knowledge, do the selling stockholders have, any agreement, arrangement or understanding with any broker or dealer entered into prior to the effective date of the Registration Statement of which this prospectus is a part with respect to the sale of the common stock offered under this prospectus.

                                  LEGAL MATTERS

     Brown, Rudnick, Freed & Gesmer, Boston, Massachusetts will pass for us upon certain legal matters in connection with this offering.

                                     EXPERTS

     Our consolidated balance sheet as of May 31, 2000, and our consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended May 31, 1999 and 2000 included in the Registration Statement and in this prospectus have been included in reliance on the report of King, Weber and Associates, P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     On September 22, 1998, we dismissed our independent auditors, Wolinetz, Gottlieb & Lafazan, P.C. The reason for the dismissal was the inconvenience of the distance between our offices, which are located in Tempe, Arizona, and the offices of Wolinetz, Gottlieb & Lafazan, P.C., which are located in Rockville Centre, New York. Our Board of Directors determined that it was preferable to engage a local auditing firm.

     On September 22, 1998, we executed an engagement letter with our new auditor, King, Weber & Associates, P.C., certified public accountants, 1400 East Southern Avenue, Suite 235, Tempe, Arizona 85282. Our stockholders approved King, Weber & Associates, P.C. at the Annual Meeting of Stockholders held on November 12, 1998.

     The reports of Wolinetz, Gottlieb & Lafazan P.C. for the fiscal year ended May 31, 1998, the five months ended May 31, 1997, and the fiscal year ended December 31, 1996 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit, scope, or accounting principles, except that such reports were qualified as to the uncertainty relating to our ability to continue as a going concern. We had no disagreements with Wolinetz, Gottlieb & Lafazan, P.C. during any of the above-mentioned fiscal periods or for the subsequent interim period preceding the engagement of King, Weber & Associates, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act of 1933 registering the common stock to be sold in this offering. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed as part of the Registration Statement. For further information concerning us or concerning the common stock to be sold in this offering, please refer to the Registration Statement and the exhibits and schedules filed as part of this Registration Statement. We also file periodic reports with the SEC, including quarterly reports, annual reports that include our audited financial statements, and proxy statements. The Registration Statement, including all of our periodic reports, may be inspected without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at Seven World Trade Center, New York, New York 10007, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain copies at prescribed rates from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain more information on the operation of the Public Reference Room by calling the SEC on (800) SEC-0330. The Securities and Exchange Commission maintains a World Wide Web site on the Internet that contains Registration Statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address http://www.sec.gov.

     We intend to distribute to our stockholders annual reports containing consolidated financial statements audited by our independent accountants and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information.

                          -----------------------------

                          INDEX TO FINANCIAL STATEMENTS

                        CONSOLIDATED FINANCIAL STATEMENTS

                                    EXHIBITS

                         ------------------------------

                             YEAR ENDED MAY 31, 2000

                                 ConSyGen, Inc.

                                 TEMPE, ARIZONA

                   Index to Consolidated Financial Statements


                                                                     Page Number
                                                                     -----------

Report of Independent Accountants ...................................    F-2

Consolidated Balance Sheets as of
May 31, 2000. .......................................................    F-3

Consolidated Statements of Operations
for year ended May 31, 2000 and May 31, 1999. .......................    F-4

Consolidated Statements of Stockholders' Deficit
for the year ended May 31, 2000 and May 31, 1999. ...................    F-5

Consolidated Statements of Cash Flows for
the year ended May 31, 2000 and May 31, 1999. .......................    F-6

Notes to Consolidated Financial Statements ..........................    F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
ConSyGen, Inc.

We have audited the accompanying consolidated balance sheet of ConSyGen, Inc. and its subsidiary as of May 31, 2000 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ConSyGen, Inc. and its subsidiary as of May 31, 2000, and the consolidated results of their operations and their cash flows for each of the two years in the period ended May 31, 2000, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring material losses from operations, has not generated significant revenue from its new product lines and has material current debt. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                      /s/ KING, WEBER & ASSOCIATES, P.C.

Phoenix, Arizona
August 15, 2000

                                 CONSYGEN, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                   May 31, 2000
                                ASSETS                             ------------
Current Assets:
 Cash and Cash Equivalents                                         $      3,605
 Accounts Receivable                                                     49,462
 Inventory                                                              412,338
 Prepaid Expenses                                                        24,855
 Other Current Assets                                                    13,043
                                                                   ------------
      Total Current Assets                                              503,303
                                                                   ------------
Property and Equipment - Net                                          1,230,928
                                                                   ------------
Other Assets:
 Net Debt Issuance Costs                                                212,676
 Other Assets                                                            41,306
                                                                   ------------
      Total Other Assets                                                253,982
                                                                   ------------
Total Assets                                                       $  1,988,213
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
 Accounts Payable                                                  $    335,477
 Notes Payable                                                          413,369
 Accrued Payroll and Related Liabilities                                346,825
 Other accrued liabilities                                              929,408
 Capital Lease - Current Portion                                         21,740
 Mortgage - Current Portion                                             754,665
                                                                   ------------
      Total Current Liabilities                                       2,801,484

Convertible Debentures                                                1,838,000
Capital lease - Long Term Portion                                        48,828
Mortgage - Long Term Portion                                            521,508
                                                                   ------------
      Total Liabilities                                               5,209,820
                                                                   ------------
Commitments & Contingencies

Stockholders' Deficit:
 Common Stock, $.003 par Value, Authorized
   40,000,000 Shares, Issued 24,003,361                                  72,010
 Additional Paid-in Capital                                          31,171,438
 Accumulated Deficit                                                (34,065,055)
 Treasury Stock, at cost (70,000 shares)                               (400,000)
                                                                   ------------
      Total Stockholders' Deficit                                    (3,221,607)
                                                                   ------------
Total Liabilities and Stockholders' Deficit                        $  1,988,213
                                                                   ============

    The accompanying notes are an integral part of the financial statements.

                                 CONSYGEN, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    For The Year Ended May 31,
                                                 ------------------------------
                                                     2000              1999
                                                 ------------      ------------

Revenues                                         $    146,424      $     33,380
                                                 ------------      ------------
Costs and Expenses:
 Cost of Sales                                         45,228             4,526
 Software Research and Development                    360,000           622,134
 Selling, General and Administrative
   Expenses                                         6,262,267         3,955,674
 Interest Expense                                     663,445           227,046
 Depreciation and Amortization                        166,626           203,863
                                                 ------------      ------------
       Total Costs and Expenses                     7,497,566         5,013,243
                                                 ------------      ------------
Loss from Operations                               (7,351,142)       (4,979,863)

Interest Income                                        22,474           131,131
                                                 ------------      ------------

Loss from Continuing Operations                  $ (7,328,668)       (4,848,732)

Loss from Discontinued Operation                      (14,154)          (97,073)
                                                 ------------      ------------
Net Loss                                         $ (7,342,822)     $ (4,945,805)
                                                 ============      ============
Loss Per Common Share:
 Weighted Average Common Shares Outstanding        17,461,779        15,363,146
                                                 ============      ============
Basic:
 Continuing Operations                           $      (0.42)     $      (0.32)
 Discontinued Operations                                    *                 *
                                                 ------------      ------------
                                                        (0.42)            (0.32)
                                                 ============      ============
Diluted:
 Continuing Operations                           $      (0.42)     $      (0.32)
 Discontinued Operations                                    *                 *
                                                 ------------      ------------
                                                        (0.42)            (0.32)
                                                 ============      ============
* - Less than $0.01

    The accompanying notes are an integral part of the financial statements.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE YEARS ENDED MAY 31, 2000 AND 1999

                                    Common Stock       Additional                                      Total
                               -------------------      Paid-In      Accumulated      Treasury      Stockholders'
                               Shares       Amount      Capital        Deficit          Stock      Equity (Deficit)
                             ----------    -------    -----------    ------------     ---------    ----------------
Balance - June 1, 1998       15,407,653    $46,223    $25,134,310    $(21,776,428)    $(400,000)     $ 3,004,105

Issuance of Common Stock -
 Stock Options Exercised         67,448        202         89,728              --            --           89,930


Net Loss                             --         --             --      (4,945,805)           --       (4,945,805)
                             ----------    -------    -----------    ------------     ---------      -----------
Balance - May 31, 1999       15,475,101    $46,425    $25,224,038    $(26,722,233)    $(400,000)     $(1,851,770)

Issuance of Common Stock -
 Stock Options Exercised      2,168,363      6,505        606,251              --            --          612,756

 Issued for Cash              4,107,046     12,324        942,176              --            --          954,500

Conversion of Debentures      1,871,897      5,616      2,002,717              --            --        2,008,333

Issued to consultant as
 consideration for services      50,000        150         54,540              --            --           54,690

Employee compensation for
 stock options granted               --         --      1,164,348              --            --        1,164,348

Value of options issued to
  Consultants                        --         --      1,178,358              --            --        1,178,358

Net Loss                             --         --             --      (7,342,822)           --       (7,342,822)
                             ----------    -------    -----------    ------------     ---------      -----------
Balance - May 31, 2000       23,673,307    $71,020    $31,172,428    $(34,065,055)    $(400,000)     $(3,221,607)
                             ==========    =======    ===========    ============     =========      ===========

    The accompanying notes are an integral part of the financial statements.

                                 CONSYGEN, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 For The Year Ended May 31,
                                                               -----------------------------
                                                                   2000              1999
                                                               -----------       -----------
Cash Flows from Operating Activities:
 Net Loss                                                      $(7,342,822)      $(4,945,805)
 Adjustments to Reconcile Net Loss to
   Net Cash (Used) by Operating Activities:
   Depreciation                                                    182,875           140,962
   Stock Issued for Consultants for Services                     1,233,048                --
   Loss from discontinued operation                                 14,154            97,073
   Value of employee stock options recognized
    as compensation expense                                      1,164,348                --
   Write-off of investment in technology                           230,000                --
   Loss on disposal of property and equipment                        6,032                --
   Amortization of Debt Issuance Costs                              64,400            62,901
  Changes in Operating Assets and Liabilities:
   Accounts Receivable                                             (49,462)           54,467
   Inventory                                                      (251,018)         (161,320)
   Prepaid Expenses and Other Assets                               (30,081)          (22,436)
   Accounts Payable                                                285,151           (62,614)
   Accrued Payroll and other Liabilities                           984,980           428,716
                                                               -----------       -----------
      Net Cash Provided/(Used) by Continuing Operations         (3,508,395)       (4,408,056)
      Net Cash Provided/(Used) by Discontinued Operations           (5,720)          157,001
                                                               -----------       -----------
      Net Cash Provided/(Used) by Operating Activities          (3,514,115)       (4,251,055)
                                                               -----------       -----------
Cash Flows from Investing Activities:
 Redemption/(purchase) of certificate of deposit as
  collateral on letter of credit                                   467,208          (467,208)
 Investment in technology                                         (230,000)               --
 Proceeds from sale of property and equipment                        2,975                --
 Purchases of property and equipment                               (95,561)         (240,638)
                                                               -----------       -----------
      Net Cash Provided/(Used) by Investing Activities             144,622          (707,846)
                                                               -----------       -----------
Cash Flows from Financing Activities:
 Payments on Capital Lease Obligations                             (14,008)          620,640
 Proceeds from Sale of Common Stock                                954,500                --
 Proceeds from Debt Collateralized by Building                     740,000                --
 Payments on Mortgage Payable                                      (12,827)               --
 Payments on Notes Payable                                         (72,987)           (3,795)
 Proceeds of Loans payable -- Related Parties                      458,256                --
 Payments of Loans payable -- Related Parties                      (31,900)               --
 Payments of Debt Financings                                            --                --
 Proceeds of Stock Options Exercised                               612,756            89,930
                                                               -----------       -----------
      Net Cash Provided/(Used) by Financing Activities           2,633,790           706,775
                                                               -----------       -----------
Net Increase/(Decrease) in Cash and
 Cash Equivalents                                                 (735,703)       (4,252,126)

Cash and Cash Equivalents -- Beginning of Period                   739,308         4,991,434
                                                               -----------       -----------
Cash and Cash Equivalents -- End of Period                     $     3,605           739,308
                                                               ===========       ===========

    The accompanying notes are an integral part of the financial statements.

                          CONSYGEN, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)


                                                    For The Year Ended May 31,
                                                  -----------------------------
                                                      2000             1999
                                                  -----------       -----------

Supplemental Cash Flow Information:

Cash Paid for Interest                            $   165,458       $     6,988
                                                  ===========       ===========
Cash Paid for Income Taxes                        $        --       $        --
                                                  ===========       ===========
Supplemental Disclosure of Non-Cash
 Financing Activities:

Conversion of Debt                                $ 1,662,000       $        --
                                                  ===========       ===========
Issuance of Common Stock as payment of
 accrued interest on Convertible Debentures       $   168,351       $        --
                                                  ===========       ===========

    The accompanying notes are an integral part of the financial statements.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 1 - OPERATIONS AND BASIS OF PRESENTATION

HISTORY OF CONSYGEN, INC.

     ConSyGen, Inc., a Texas Corporation ("ConSyGen-Texas'), was incorporated on September 28, 1988 as C Square Ventures, Inc. ConSyGen-Texas was formed for obtaining capital in order to take advantage of domestic and foreign business opportunities, which might have profit potential. On March 16, 1989, ConSyGen-Texas (then C Square Ventures, Inc.) completed an initial public offering.

     On September 5, 1996, ConSyGen-Texas acquired 100% of the issued and outstanding shares of ConSyGen, Inc., a privately held Arizona corporation formed on October 11, 1979 ("ConSyGen-Arizona") ("the acquisition"). On June 25, 1996, International Data Systems, Inc. changed its name to ConSyGen, Inc. In connection with the acquisition, ConSyGen-Texas issued an aggregate of 9,275,000 shares of its common stock directly to the stockholders of ConSyGen-Arizona in exchange for all of the issued and outstanding shares of ConSyGen-Arizona (see Notes 11 and 12). As a result of the acquisition, ConSyGen-Arizona became a wholly-owned subsidiary of ConSyGen-Texas. The transaction has been treated as a reverse acquisition (purchase) with ConSyGen-Arizona being the acquirer and ConSyGen-Texas being the acquired company. Subsequent to the acquisition, ConSyGen-Texas changed its name to ConSyGen, Inc. ConSyGen-Texas and its wholly-owned subsidiary ConSyGen-Arizona are hereafter collectively referred to as the "Company".

DESCRIPTION OF BUSINESS

     The Company had previously concentrated its efforts rendering automated software conversion services, including "year 2000" remediation services. As the market for those services began to diminish, the Company began research and development of other software products. The Company also introduced a counterfeit detection device called the Counterfeit COP. As of May 31, 2000, the Company has not generated significant revenue from new software products. Revenue from continuing operations for the year ended May 31, 2000 represents sales of the Counterfeit COP product. The Company sells the Counterfeit Cop product to distributors with national distribution channels.

BASIS OF PRESENTATION

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered material recurring losses from operations and has had difficulty meeting its short-term obligations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Continuation of the Company is dependent on (1) achieving sufficiently profitable operations and (2) obtaining adequate financing. The Company has made significant strides towards profitability, and has three master distributor contracts in place for the Counterfeit Cop. However, the Company has incurred a cash deficiency of approximately $3,500,000 from operations during the year ended May 31, 2000, and there can be no assurance that the contracts already in place will support the Company through a full year of operations. Management is attempting to raise additional capital from various sources and is positioning the Company to move into other product lines and technologies. However, there can be no assurances that the Company will be successful in accomplishing these objectives. The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The   consolidated   financial   statements   include   the   accounts   of
ConSyGen-Texas and its wholly-owned subsidiary, ConSyGen-Arizona. Significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

RECLASSIFICATIONS

     Certain items in prior year financial statements have been reclassified to conform to the current period presentation.

REVENUE RECOGNITION

     Revenues from fixed-price contracts are principally recognized on achievement of specified performance milestones negotiated with customers. This method, which recognizes revenues on substantially the same basis as the percentage-of-completion method, is used because management considers milestones to be the best available measure of progress on these contracts. Provision for estimated losses on uncompleted contracts is made in the period in which such losses are determinable.

     Revenue for "Counterfeit Cop" product sales is recognized upon product shipment to customers and resellers.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The carrying amount of all cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the related assets, which ranges from three to ten years except real property which is depreciated over 40 years.

DEBT ISSUANCE COSTS

     Costs associated with the Company's debt financing transactions have been capitalized. Such costs are being amortized over the terms of the related agreements. At May 31, 2000, debt issuance costs are amortized over a 5 to 15 year period.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


RESEARCH AND DEVELOPMENT

     Research and development expenditures, including the cost of software development, are expensed as incurred.

INVENTORIES

     Inventories consist of units of the Company's "Counterfeit Cop" and work in process on certain unbilled and unearned service contracts. Counterfeit Cop inventory is recorded at the lower of cost or market on a FIFO (first-in, first-out) basis.

STOCK-BASED COMPENSATION

Statements of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, ("SFAS 123") established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation. In accordance with SFAS 123, the Company has elected to continue accounting for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The pro forma effect of the fair value method is discussed in Note 10.

FINANCIAL INSTRUMENTS

     Financial instruments consist primarily of cash, accounts receivable, and obligations under accounts payable, accrued expenses, debentures, notes payable, mortgage debt and capital lease instruments. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The carrying value of the Company's capital lease arrangements approximates fair value because the instruments were valued at the retail cost of the equipment at the time the Company entered into the arrangements. Because the mortgage debt was recently incurred, the estimated fair value of the mortgage debt approximates the outstanding principal balance at May 31, 2000. The fair value of the related party notes payable cannot be estimated because of the affiliated nature of the agreements. The fair value of the convertible debentures could not be estimated because of the convertible features of the debentures and the matters discussed in Note 6.

INCOME TAXES

     The Company accounts for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES. In accordance with SFAS No. 109, deferred tax assets and liabilities are established for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


LOSS PER SHARE

     Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year. In 1998, the Company adopted SFAS No. 128 EARNINGS PER SHARE the effect of which was not material.

     Convertible debt (Note 6) and outstanding options (Note 10) were not considered in the calculation for diluted loss per share for the years ended May 31, 2000 and 1999 because the effect of their inclusion would be anti-dilutive. The following presents the computation of basic and diluted loss per share from continuing operations:

                                    (Loss)       Shares    Per share      (Loss)        Shares    Per share
                                    ------       ------    ---------      ------        ------    ---------
Net (Loss)                      $(7,342,822)                            $(4,945,805)
Preferred stock dividends                --                                      --
Discontinued operations              14,154                                  97,073
                                -----------                             -----------
Loss from continuing
 operations                      (7,328,668)                             (4,848,732)

BASIC LOSS PER SHARE

Loss available to common
 stockholders                   $(7,328,668)   17,461,779    $(0.42)    $(4,848,732)   15,363,146   $(0.32)
                                -----------    ----------    ------     -----------    ----------   ------
Effect of dilutive securities           N/A                                     N/A

DILUTED LOSS PER SHARE          $(7,328,668)   17,461,779    $(0.42)    $(4,848,732)   15,363,146   $(0.32)
                                -----------    ----------    ------     -----------    ----------   ------

     Debentures convertible to 1,584,673 shares of common stock and options and warrants to purchase 9,880,102 shares of common stock were outstanding at May 31, 2000. Debentures convertible to 3,051,929 shares of common stock and options and warrants to purchase 2,109,260 shares of common stock were outstanding at May 31, 1999. These securities were excluded from the computation of diluted earnings per share because the effect of their inclusion would be anti-dilutive.


ADVERTISING EXPENSES

     The Company expenses its advertising expenses as incurred. Advertising expense totaled $29,609 and $301,970 for the years end May 31, 2000 and 1999 respectively. Advertising expense is included in selling general and administration expenses in the accompanying statements of operations.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                  2000
                                                              ----------
        Land                                                  $  152,792
        Building and improvements                                743,511
        Computers                                                668,560
        Furniture and fixtures                                   141,711
        Automobile                                                20,171
                                                              ----------
                                                               1,726,745

        Less: Accumulated depreciation                           495,817
                                                              ----------
                                                              $1,230,928
                                                              ==========

     Total property and equipment includes $69,699 under capital leases at May 31, 2000. Related accumulated amortization on these leases was $16,131.

NOTE 4 - NOTES PAYABLE

     Notes payable consist of the following:

                                                               May 31, 2000
                                                               ------------
       Note payable, bearing interest at 10% per
       Annum, no stated maturity and unsecured.                  $ 30,000

       Note   payable,    non-interest   bearing,
       payable  on  demand,  and  unsecured.   As
       additional consideration to the lender for
       making the loan, the Company issued 25,000
       shares of its common  stock to the lender.                  25,000

       Note   payable,    non-interest   bearing,
       payable on demand and unsecured.                             5,000

       Notes  payable to officers and  directors,
       non-interest  bearing,  payable on demand,
       and unsecured.                                             278,369

       Note payable, due January 1, 2000 interest
       at  24%  per  annum,  collateralized  by a
       personal guarantee by a director.                           75,000
                                                                 --------
            Total notes payable                                  $413,369
                                                                 ========

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 5 - MORTGAGE

     On April 6, 1999, the Company obtained a mortgage on its building for $550,000. The loan bears interest at 13% and is payable over a 15-year period in monthly principal and interest payment of $6,959.

     In the year ended May 31, 2000, the Company borrowed additional amounts from outside parties using the building and related land as collateral on such borrowings. During the year ended May 31, 2000, the Company borrowed $740,000 and provided second mortgages on such amounts. The notes bear interest ranging from 18% to 24% per annum. These notes also were issued at discounts totaling $158,776. Due to the short term nature of the debt, the discounts have been amortized as interest expense in the accompanying statement of operations for the year ended May 31, 2000.

     The following represents future principal payments for mortgages and other debt for the years ending May 31:

                                                      Convertible
                         Mortgage    Notes Payable    Debentures        Total
                         --------    -------------    ----------        -----
2001                   $  754,665     $  413,369      $       --     $1,168,034
2002                       16,689         16,689
2003                       18,993                      1,838,000      1,856,993
2004                       21,614                                        21,614
2005                       24,598                                        24,598
thereafter                439,614             --              --        439,614
                       ----------     ----------      ----------     ----------
Total                   1,276,173        413,369       1,838,000      3,527,542
Less current portion      754,665        413,639              --      1,168,034
                       ----------     ----------      ----------     ----------
Long-term portion      $  521,508     $       --      $1,838,000     $2,359,508
                       ==========     ==========      ==========     ==========

NOTE 6 - CONVERTIBLE DEBENTURES

     On May 29, 1998, the Company completed a private placement of $3,500,000 in principal amount of convertible debentures. The debentures bear interest at 6% per annum and have a maturity date of May 29, 2003. The debentures include warrants to purchase 105,000 shares of the Company's common stock ("Warrant Shares"). The aggregate net proceeds to the Company after payment of finders' fees and expenses was approximately $3,200,000. Included in the finders' fees paid in connection with the placement of the convertible debentures, the Company issued warrants to purchase 10,000 shares of its common stock.

     The Company entered into a dispute with the four debenture holders in September 1998. The holders submitted requests for conversion of the debentures and the Company would not honor that request. The dispute had led to claims and counter claims filed by both parties in Canadian and U.S. courts. On April 11, 2000, the Company entered into a settlement agreement with the debenture holders settling all claims by all parties. The Company agreed to honor the terms of the debentures and to pay damages to the debenture holders of $350,000. The damages may be paid in shares of the Company's common stock. During the year ended May 31, 2000, principal amounts of the debentures totaling $1,662,000 were converted to 1,548,678 shares of the Company's common stock. Additionally, the Company issued 323,219 shares of its common stock as payment of accrued interest and damages.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000

     The debentures are convertible into the Company's common stock at a rate equal to the lesser of $4.88 per share or 80% of the average closing bid price of the common stock for the five day period immediately preceding the applicable conversion date. The warrants are exercisable at a rate of $4.88 per share and may be exercised as to one third of the Warrant Shares at any time after May 29, 1998, as to another one third, after November 29, 1998, as to the remaining one third after May 29, 1999. The warrants expire on May 29, 2003.

     The debentures may be converted at any time after 120 days from issue by the holder through the maturity date. Mandatory conversion is effected on the maturity date if the debentures have not yet been converted as of that date. The debentures contain certain restrictions on future borrowings, allow for interest to be paid in additional shares of the Company's common stock. If the remaining principal amount of the debentures at May 31, 2000 were converted into common stock at such date, approximately 2.2 million shares of common stock would have been issued to the debenture holders.

     The debt was recorded at the face amount of the debentures. The initial conversion rate of the debentures and the exercise price of the warrants were at rates equal to or greater than the quoted market price of the Company's common stock at the date of issuance. Management believes that there was no value to ascribe to the warrants at the time of issuance.

     The debentures are to be repaid by conversion into common stock except in the event of default, in which case, repayment is to be made in cash. The Company has incurred several events of default as defined by the debenture. The defaults relate to the failure to make interest payments and failure to honor the holders' request to convert the debentures. Accordingly, as stated in the debenture agreement, at May 31, 1999, the debt was classified as current. At May 31, 2000, the remaining debt was classified as long-term.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company leases certain computer equipment under a non-cancelable operating lease, which expires in 2002. Rental expense under this operating lease was $4,240 for the year ended May 31, 2000. Future minimum rental commitments are as follows for the years ended May 31:

                    2001                         $25,437
                    2002                          21,198
                                                 -------
                      Total                      $46,635
                                                 =======

CAPITAL LEASES

     The Company leased certain software, computer and other equipment under capital leases. Future minimum lease payments are as follows for the years ended May 31:

                    2001                         $32,355
                    2002                         $26,481
                    2003                         $19,215
                    2004                         $12,717
                                                 -------
Total                                            $90,768
Less amount representing interest                 20,200
                                                 -------
Present value of minimum lease payments           70,568
Less current portion                              21,740
                                                 -------
Long-term portion                                $48,828
                                                 =======

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


PURCHASE COMMITMENT

     The Company has committed to pay certain creditors what are effectively royalties on the basis of sales of the Counterfeit Cop. On one such agreement, the Company has committed to a minimum payment of $75,000 regardless of the sales of the product. The $75,000 is accrued at May 31, 2000.

LEGAL PROCEEDINGS

     On August 10, 1999, Thomas S. Dreaper, former President and CEO of ConSyGen, Inc. served an action which was filed in the United States District Court for the District of Nevada against the Company and A. Lewis Burridge, its President and CEO to receive indemnification in regards to lawsuit filed by ConSyGen $3.5 million debenture holders, reimbursement of expenses he has incurred, for damages for breach of the indemnification contract in an amount in excess of $75,000 and exemplary and punitive damages in an amount in excess of $1,000,000. The claims against the Company by the debenture holders have been settled. However, the plaintiff continued to make claims against the Company including the $75,000 discussed above and a claim for 1,000,000 options to purchase the Company's common stock at $1 per share. The Company intends to vigorously defend its positions. The case is likely to be scheduled for trial in 2001 but the outcome of this litigation cannot yet be estimated.

     The Company entered into a dispute with a customer whereby the customer has claimed breach of contract for various reasons for services performed by the Company. The customer has made claims of $1,060,600. The Company agreed to settle the case by dropping its claim for the $97,400 balance in accounts receivable due from this customer. The customer made a counter offer to settle for the balance of the accounts receivable balance plus $100,000. The court has requested that the parties enter arbitration to settle the matter. The Company intends to vigorously defend its positions. The outcome of this litigation cannot yet be estimated.

CONCENTRATION OF CREDIT RISK

     The Company's cash, cash equivalents and accounts receivable are subject to potential credit risk. The Company's cash management and investment policies restrict investments to highly-liquid investments. The Company's net accounts receivable includes estimates for uncollectable balances. At May 31, 2000, the Company has provided an allowance of $97,400 for a single customer. Approximately 58% of the net accounts receivable balance at May 31, 2000, is comprised by a balance due from one customer.

NOTE 8 - INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     A deferred tax liability of $20,450 existed at May 31, 2000, relating to book and tax differences in the bases of property and equipment.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


     A deferred tax asset at May 31, 2000 totaling $11,185,000 was primarily offset by a valuation allowance of $11,165,000 and the deferred tax liability. The valuation allowance was provided due to the uncertainty of future realization of federal and state net operating loss carryforwards that give rise to approximately $10,630,000 of the deferred tax asset. The balance of the deferred tax asset relates to differences in book and tax accounting relative to the compensated absences, deferred compensation to employees related to stock options totaling $499,496 and allowances on accounts receivable of $55,520. The Company has federal and state net operating loss carryforwards of $27,024,000 at May 31, 2000. The federal loss carryforwards expire in 2010 through 2019 and state loss carryforwards expire 2000 through 2004.

     Income taxes for years ended May 31:

                                           2000              1999
                                           ----              ----
     Current Benefit                   $ 3,051,000         2,091,000
     Deferred Benefit (Provision)       (3,051,000)       (2,091,000)
                                       -----------        ----------
     Net income tax provision          $       -0-               -0-
                                       ===========        ==========

     The income tax benefit of $3,051,000 and $2,091,000 generated for the years ended May 31, 2000 and 1999 respectively were offset by increases in the valuation allowance of $3,051,000 and $2,078,000 respectively. The valuation allowance was increased due to uncertainties as to the Company's ability to generate sufficient taxable income to utilize the net operating loss carryforwards.

     A reconciliation for the differences between the effective and statutory income tax rates is as follows:

                                           2000                    1999
                                   --------------------    --------------------
    Federal statutory rates        $(2,484,181)   (34)%    $(1,682,604)   (34)%
    State income taxes                (584,413)    (8)%       (395,907)    (8)%
    Valuation allowance for
     operating loss carryforwards    3,051,216     42%       2,078,818     42%
    Other                               17,348     --%            (307)    --%
                                   -----------   ----      -----------   ----
    Effective rate                 $       -0-    -0-%     $       -0-    -0-%
                                   ===========   ====      ===========   ====

NOTE 9 - STOCKHOLDERS' EQUITY (DEFICIT)

TREASURY STOCK

     In March 1998, the Company purchased 70,000 shares of its common stock for $400,000 in cash from a former consultant.

COMMON STOCK

     During the year ended May 31, 2000, the Company issued shares of its common stock to certain consultants as consideration for services rendered by those consultants. A total of 1,332,000 shares were issued in these transactions upon exercise of options, and an additional 50,000 shares were issued to a consultant. The transactions were valued at the trading price of the Company's common stock at the date on which the transactions were committed. The value of $1,233,048 represents the trading value net of a 10% discount applied for trading restrictions on the stock issued.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


WARRANTS


     The Company has issued warrants to purchase common stock. At May 31, 2000, there were 115,000 warrants issued in connection with the issuance of the convertible debentures. These warrants have an exercise price of $5.00 and expire in 2003.

     As part of a private offering commenced in January, 2000, the Company issued 4,498,000 units, consisting of one share of common stock and one warrant to purchase one share of common stock at $1.50 per share, with the underlying shares and warrant shares to be included in a planned registration filing. The warrant may be terminated by the Company upon at least 30 days prior written notice to the holder provided, however, that the closing price of the common stock, as quoted on the OTC Bulletin Board (or such other quotation system or exchange on which the common stock is then quoted or listed) has exceeded $2.75 for five consecutive days at any time during the ninety days prior to the giving of written notice by the Company.

NOTE 10 - STOCK OPTIONS

     The Company grants stock options from time to time to executives and key employees. The options are available for grant under several option plans. The plans generally cover key employees and other "Non-Employee Participants" and grants typically vest over four years and expire ten years from the date of grant. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and continues to account for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, no compensation cost has been recognized for the stock options granted with no intrinsic value at the date of grant. However, during the year ended May 31, 2000, the Company granted 2,202,000 options to certain employees and consultants that had exercise prices less than the trading value of the underlying common stock at the date of grant. The resulting compensation expense for the vested portion of those grants, for the year ended May 31, 2000, was $1,905,813. Had compensation cost for the Company's stock options been determined based on the fair value at the grant date for awards in 2000 and 1999, consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                             2000                 1999
                                             ----                 ----
    Net Loss - as reported               $(7,342,822)         $(4,945,835)
    Net Loss - pro forma                 $(8,074,485)         $(5,857,984)
    Basic Loss per share - as reported   $     (0.42)         $     (0.32)
    Basic Loss per share - pro forma     $     (0.46)         $     (0.38)

     Diluted loss per share on a pro forma basis is not presented because the effect of such would be anti-dilutive.

     During the year ended May 31, 2000, the Company repriced options outstanding to certain employees. There were 1,555,000 options, granted in previous years that were repriced in the year ended May 31, 2000. The original exercise price on the repriced options varied from $1.75 to $5.50. The repriced options all were repriced to $0.50 per share. In accordance with Interpretation of APB Opinion No. 25, Accounting for Transactions Involving Stock Compensation, issued by the Financial Accounting Standards Board, these repriced options constitute variable awards and require the Company to recognize compensation expense on the basis of the difference between the $0.50 exercise price and the trading price of the Company's stock to the extent the trading price exceeds the exercise price of $0.50 at the balance sheet date. As a result of the re-pricing of these options, the Company has recognized $436,000 in compensation expense for the year ended May 31, 2000.

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


     Under the provisions of SFAS No. 123, the number of options used to determine net earnings and earnings per share under a pro forma basis were proportionately vested options granted of 2,392,000 for the year ended May 31, 2000 and 715,000 proportionately vested options for the year ended May 31, 1998.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for years ended May 31:

                                        2000              1999
                                        ----              ----
       Dividend yield                   None              None
       Volatility                      2.472             2.806
       Risk free interest rate         6.00%             5.75%
       Expected asset life            5 years           5 years


     The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting or transferability restrictions. These matters were taken into consideration when estimating the fair value of the Company's options. However, the Company's options have characteristics significantly different than traded options.

     Under the various option plans, the total number of shares of common stock that may be granted is 10,500,000. At May 31, 2000, 7,311,158 have been granted under those plans.

The summary of activity for the Company's stock options is presented below:

                                                                Weighted                 Weighte
                                                                Average                  Average
                                                                Exercise                 Exercise
                                                     2000        Price         1999       Price
                                                     ----        -----         ----       -----
Options outstanding at beginning of year           5,045,354     $1.91      2,633,870     $2.62
Granted                                            3,957,421     $0.40      2,445,000     $1.53
Exercised                                         (2,170,312)    $0.27        (67,448)    $1.32
Terminated/Expired                                (1,565,361)    $1.66     (1,455,000)    $2.10
Options outstanding at end of year                 5,267,102     $1.21      2,658,421     $1.91
Options exercisable at end of year                 4,071,786     $1.34      1,994,260     $2.26
Options available for grant at
   end of year                                     1,856,420                  813,841

Price per share of options Outstanding           $0.50-$4.75              $0.82-$4.75


Weighted average remaining contractual lives       8.2 years                7.6 years


Weighted average fair value of options granted
 during the year                                 $      0.81              $      0.42

                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 11 - DISCONTINUED OPERATIONS

     The Company has not continued to market its Consygen 2000 Conversion Services. The Company has not historically met its goals for revenue in its conversion services business. The Company has had numerous contracts for its conversion services and believes it has successfully completed those contracts. However, the volume of such services has not met management's expectations nor has that volume resulted in profitable operations. Therefore the Company determined that it would abandon its efforts to develop and market the year 2000 conversion services business. The operations for this segment are reflected as discontinued operations in the accompanying statement of operations. Revenues of this segment were $214,385 and $708,754 for the years ended May 31, 2000 and 1999 respectively. The Company had no material asset balances directly related to this business segment other than accounts receivable.

NOTE 12 - PURCHASED SOFTWARE

On June 16, 1999, the Company entered into an agreement with a third party to acquire certain software. The software was represented to have unique capabilities related to data base retrieval. The Company acquired the software in connection with its attempts to move into other product lines including Internet commerce. The original purchase price for the software was $600,000. The Company had estimated at the time of purchase that an additional $275,000 would be required to complete development of the software. The Company paid $180,000 cash at the date of purchase but failed to make the $420,000 payment due on July 30, 1999. The Company received a 30 day extension of the July 30, 1999 due date by making a payment of $50,000 against the balance due. The Company later made a determination that the software would require significant additional development and believed that the capabilities of the software were misrepresented by the seller. The Company failed to make the final payment of $370,000 and has written off the software cost of $230,000.

NOTE 13 - SUBSEQUENT EVENTS

     Subsequent to May 31, 2000, the Company granted 125,000 options to purchase the Company's common stock. The options are exercisable at the closing price of the Company's common stock on the date of grant.

As part of a private offering commenced in January, 2000, the Company issued 4,498,000 units, consisting of one share of common stock and an entitlement of one warrant for one share of our common stock at $1.50 per share, with the underlying shares and warrants to be included in a planned registration filing. The warrant may be terminated by the Company upon at least 30 days prior written notice to the holder provided, however, that the closing price of the common stock, as quoted on the OTC Bulletin Board (or such other quotation system or exchange on which the common stock is then quoted or listed) has exceeded $2.75 for five consecutive days at any time during the ninety days prior to the giving of written notice by the Company.

NOTE 14 - RELATED PARTY TRANSACTIONS

     During the year ended May 31, 2000, the Company borrowed approximately $193,000 from one of its shareholders and member of the board of directors. The debt is unsecured and non-interest-bearing. In addition, such person granted an investor a mortgage on his personal residence to secure a loan of $150,000 to the Company from such investor.

     During the year ended May 31, 2000 the Company made an advance to an officer in the form of a short-term note receivable in the amount of $38,525, with a stated interest rate of 8% per annum.

======================================    ======================================

YOU   SHOULD    RELY   ONLY   ON   THE               CONSYGEN, INC.
INFORMATION    CONTAINED    IN    THIS
PROSPECTUS. NO DEALER, SALESPERSON, OR             13,646,000 SHARES
OTHER  PERSON  IS  AUTHORIZED  TO GIVE
INFORMATION  THAT IS NOT  CONTAINED IN               COMMON STOCK
THIS  PROSPECTUS.  THIS  PROSPECTUS IS
NOT  AN  OFFER  TO  SELL,  NOR  IS  IT
SEEKING   AN   OFFER   TO  BUY   THESE             ------------------
SECURITIES IN ANY  JURISDICTION  WHERE
THE  OFFER  OR SALE IS NOT  PERMITTED.                 PROSPECTUS
THE  INFORMATION   CONTAINED  IN  THIS
PROSPECTUS  IS CORRECT  ONLY AS OF THE             ------------------
DATE OF THIS PROSPECTUS, REGARDLESS OF
THE   TIME   OF   DELIVERY   OF   THIS
PROSPECTUS   OR  ANY   SALE  OF  THESE
SECURITIES.                                        September __, 2000

======================================    ======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation, as amended, and By-Laws eliminate, subject to certain exceptions, the personal liability of our directors to the company or to our stockholders for monetary damages for breaches of fiduciary duties as directors to the extent permitted by state law. The Articles of Incorporation and By-Laws do not provide for the elimination of or any limitation on the personal liability of a director for intentional misconduct, or in situations where a director is found not to have acted in good faith or where liability is prescribed by law. These provisions of the Articles of Incorporation and By-Laws may limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or the company.

     We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements provide that we will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily included in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith in the reasonable belief that his action was in the best interests of the company.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                         Total Expenses
                                                         --------------
SEC Registration Fees                                       $  2,180
Blue Sky Fees and Expenses                                      N/A
Printing Expenses                                           $ 10,000 *
Legal Fees and Expenses                                     $ 90,000 *
Documentation Preparation Fees                              $ 25,000 *
Accounting Fees                                             $ 25,000 *
Transfer Agent Fees                                             N/A
Miscellaneous Expenses                                          N/A
                                                            --------
      Total                                                 $152,180 *
                                                            ========

* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the last three years, the Registrant sold the following securities without registering the securities under the Securities Act of 1933:

     (1) On September 25, 1997, we sold an aggregate of 100,000 shares of our common stock to two investors for total cash consideration of $560,000. In connection with this sale, we paid $56,000 in finder's fees. The issuance of the shares was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Rule 506 of Regulation D promulgated under the Securities Act.

     (2) On September 25, 1997, we also sold an aggregate of 52,000 shares of our common stock to four investors for total cash consideration of $322,500. In connection with this sale, we paid $10,000 in finder's fees. The issuance of the shares was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Rule 506 of Regulation D promulgated under the Securities Act.

     (3) On November 4, 1997, we sold an aggregate of 900,000 shares of our common stock to twelve investors for total cash consideration of $5,276,250. In connection with this sale, we paid finder's fees in the amount of approximately $185,000 in cash and 31,500 shares of common stock, valued at $244,125. The issuance of the shares was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Rule 506 of Regulation D promulgated under the Securities Act.

     (4) On November 4, 1997, we also issued 30,000 shares of our common stock, valued at $232,500, to a consultant in consideration for services rendered or to be rendered under our agreement with the consultant.

     (5) On November 4, 1997, we also issued 10,835 shares of our common stock, and 19,912 shares to directors, in satisfaction for forgiveness of our indebtedness in the aggregate amount of $250,575.

     (6) On May 7, 1998, we sold an aggregate of 4,000 shares of our common stock to four investors for total cash consideration of $28,000. The issuance of the shares was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Rule 506 of Regulation D promulgated under the Securities Act.

     (7) On May 29, 1998, we sold $3,500,000 in principal amount of convertible debentures and warrants to purchase 105,000 shares of common stock for aggregate net proceeds, after payment of finders' fees and expenses, of approximately $3,200,000. Included in the finders' fees paid in connection with the convertible debentures, we issued warrants to purchase an additional 10,000 shares of our common stock. The issuance of the securities was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Rule 506 of Regulation D promulgated under the Securities Act.

     (8) On March 6, 2000, we issued 748,846 shares to Dominion Capital Fund, Ltd. in response to a conversion request by certain of the debenture holders under the sale described in paragraph 7 above and the settlement agreement described under "Legal Matters" on page 47. On April 20, 2000, we issued an additional 749,202 shares to Sovereign Partners, L.P. and 306,047 shares to Canadian Advantage, L.P., also in response to a conversion request by certain of the debenture holders under the same settlement agreement. On May 5, 2000, we issued 67,797 shares to Dominion Capital Fund, Ltd. in response to a further conversion request.

     (9) From January, 2000 until April, 2000 we sold an aggregate of 4,498,000 units, consisting of one share of common stock and a warrant to purchase one share of our common stock at an exercise price of $1.50 per share to accredited and sophisticated investors for total cash consideration of $1,124,500 in a private placement. Under the terms of this offering, we agreed to issue to the investors who invested by a certain date an aggregate of 100,000 shares of our common stock per week commencing January 31, 2000 until a Securities Act Registration Statement was filed with the Securities and Exchange Commission. As a result of this agreement, we issued an aggregate of 3,200,000 additional shares of our common stock.

     (10) On May 15, 2000, we issued 50,000 shares of our common stock, valued at $54,650, to a business consultant in consideration for services provided in relation to the BIZPAY product. In addition, on August 2, 2000, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.003 per share to such consultant in consideration for additional services provided in relation to the BIZPAY product.

     (11) On April 17, 2000, we issued an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.003 per share, to a consultant in consideration for business services provided during 1999. In addition, we granted an option as of May 31, 2000 to such consultant to purchase 332,000 shares of our common stock at an exercise price of $0.003 per share.

     (12) On August 14, 2000, we issued options to purchase an aggregate of 508,000 shares of our common stock at an exercise price of $0.003 per share to a consultant in consideration for business services provided to such date.

     (13) On September 11, 2000, we issued options to purchase an aggregate of 361,000 shares of our common stock at an exercise price of $0.003 per share to a consultant in consideration for business services provided to such date.

     (14) On September 12, 2000, we issued 14,000 shares of our common stock, valued at $8,470, to a business consultant in consideration for services provided in relation to investor relations. In addition, on such date we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.003 per share to a consultant in consideration for services provided in relation to the preparation and filing of statutory reports.

     Except as otherwise specified, to the extent that the foregoing transactions constituted "sales" within the meaning of the Securities Act of 1933, the securities issued in such transactions were not registered under the Securities Act of 1933 in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, relating to sales by an issuer not involving any public offering. None of the foregoing transactions, either individually or in the aggregate, involved a public offering.

     Each of the foregoing transactions, to the extent that they constituted "sales" within the meaning of the Securities Act of 1933, was exempt under the applicable exemption based on the following facts: to our knowledge, there was no general solicitation, there were a limited number of purchasers, the purchasers were provided with or had access to information about our company, and either the purchasers or their specific representatives were sophisticated about business or financial matters; and, as applicable, the purchasers were "accredited investors" within the meaning of Rule 501 under the Securities Act of 1933, and we took reasonable steps to ensure that the purchasers were not underwriters within the meaning of Section 2(11) under the Securities Act of 1933.

ITEM 27. EXHIBITS.

2 Plan of Acquisition between the Registrant and the stockholders of ConSyGen, Inc., an Arizona corporation, dated August 28, 1996, filed as
         Exhibit 2 to the Registrant's Current Report on Form 8-K dated September 5, 1996 and incorporated herein by reference.
3.1      Articles of Incorporation of the Registrant, as amended.(1)
3.2      Amended and Restated By-Laws of the Registrant.(4)
4.1 Specimen common stock certificate, filed as Exhibit 4.B to the Registrant's Registration Statement on Form S-18, File No. 33-22900 - FW, and incorporated herein by reference.
4.2 Form of Common Stock Purchase Warrant used in connection with issuance of warrants to purchase an aggregate of 1,000,000 shares of the Registrant's Common Stock, $.003 par value.(2)
4.3 Subscription Agreement used in connection with the Rule 506 sale of Convertible Debentures in the aggregate principal amount of $3,500,000 (including form of Convertible Debenture, form of Warrant, and form of Registration Rights Agreement, attached as Exhibits A, B and D, respectively, to the Subscription Agreement).(6)
4.4 Form of Common Stock Purchase Warrant to purchase an aggregate of 10,000 shares issued in partial payment of finders' fees in connection with sale of Convertible Debentures in aggregate principal amount of $3,500,000.(6)
4.5 Form of Subscription Agreement used in connection with Rule 506 sale of 120,000 shares for gross proceeds of $1,080,000.(1)
4.6 Form of Subscription Agreement used in connection with Rule 506 sale of 152,000 shares for gross proceeds of $882,500.(1)
4.7 Form of Common Stock Purchase Warrant to purchase 200,000 shares issued to consultant, Howard R. Baer, on August 1, 1997.(1)
4.8 Form of Common Stock Purchase Warrant to purchase 100,000 shares issued to Howard R. Baer's designee, Kevin C. Baer, on August 1, 1997.(1)
4.9 Subscription Agreement used in connection with Rule 506 sale of 900,000 shares for gross proceeds of $5,276,250.(3)
4.10 Form of Subscription Agreement used in connection with issuance of 30,747 shares in payment of indebtedness in the aggregate amount of $250,575.(3)
4.11 Common Stock Purchase Warrant to purchase 100,000 shares issued to a consultant's designee, Irvington International Limited, as of November 10, 1997.(3)
4.12 Agreement dated as of July 17, 1998 between the Registrant and Tom S. Dreaper relating to employment and grant of options to purchase 1,000,000 shares of common stock of the Registrant.(6)
4.13 Agreement entitled "Transfer of Complete Rights in Software Program between ConSyGen, Inc. and F&M Investments, L.L.C.", filed as Exhibit
         4.13 to the Registrant's Current Report on Form 8-K dated July 2, 1999 and incorporated herein by reference.
4.14 Amendment dated August 13, 1998, to 6% Convertible Debenture Subscription Agreement and related Registration Rights Agreement dated May 29, 1998, filed as Exhibit 4.13 to the Registrant's Registration Statement on Form S-3, File No. 333-61869, and incorporated herein by reference.

4.15     Form  of  Subscription   Agreement  used  in  connection  with  private
         placement of 4,498,000 units, consisting of one share of the Registrant's common stock and a warrant to purchase one share of common stock, for total cash consideration of $1,124,500.*
4.16 Form of Common Stock Purchase Warrant used in connection with issuance of warrants to purchase an aggregate of 4,498,000 shares of Registrant's Common Stock, $0.003 par value.*
4.17 Option Agreement for 1,000,000 shares of the Registrant's common stock, dated April 17, 2000, issued to consultant, Howard R. Baer.*
5.1      Legal Opinion of Brown, Rudnick, Freed & Gesmer.**
10.7     Registrant's 1996 Non-Qualified Stock Option Plan.(2)
10.8 Registrant's Second Amended and Restated 1997 Non-Qualified Stock Option Plan.(8)
10.9 Consulting Agreement between the Registrant and M.H. Meyerson & Co., Inc. dated August 19, 1996.(5)
10.10 Form of Indemnification Contract between the Registrant and each executive officer and director of the Registrant.(3)
10.11 Agreement between the Registrant and Carriage House Capital, Inc., effective as of September 1, 1997, terminating all existing agreements between the Registrant and Carriage House Capital, Inc., and its affiliates.(3)
10.12 Registrant's Form of Settlement Term Sheet between the Registrant and the Debenture Parties (Thomson Kernaghan, et al).(7)
10.13 Settlement Agreement and Conditional Release between the Registrant and the Debenture Parties dated April 20, 2000.(9)
10.14 Agreement between the Registrant and Saviar and Spaeth, dated January 11, 2000.*
16 Letter dated September 24, 1998 from Wolinetz, Gottlieb & Lafazan, P.C. to the Securities and Exchange Commission, filed as Exhibit 16 to the Registrant's Current Report on Form 8-K dated September 22, 1998 and incorporated herein by reference.
21       List of Subsidiaries of the Registrant.(9)
23.1     Consent of Brown, Rudnick, Freed & Gesmer (contained in Exhibit 5.1).*
23.2     Consent of King, Weber & Associates, P.C.*
24       Power of Attorney (included on Signature page hereof).*
99.1     Registrant's 2000 Combination Stock Option Plan.(10)

----------
*  Filed herewith.
** To be filed by amendment.

(1) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997, and incorporated herein by reference.
(2) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996, and incorporated herein by reference.
(3) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Registration Statement on Form S-1, File No. 333-40649, and incorporated herein by reference.
(4) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, and incorporated herein by reference.
(5) Filed as Exhibit No. 10.10 to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1997, and incorporated herein by reference.

(6) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1998, and incorporated herein by reference.
(7) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Annual Report on Form 8-K dated March 22, 2000, and incorporated herein by reference.
(8) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1998, and incorporated herein by reference.
(9) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Annual Report on Form 10-KSB for the year ended May 31, 2000, and incorporated herein by reference.
(10) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Registration Statement on Form S-8, dated May 4, 2000, and incorporated herein by reference.

ITEM 28. UNDERTAKINGS

     (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
          (iii)To include any material information with respect to the plan of distribution not properly disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) Insofar as indemnification for liabilities arising under the securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tempe, state of Arizona, on September 15, 2000.


                                 CONSYGEN, INC.


                                 By: /s/ A. Lewis Burridge
                                    --------------------------------
                                    A. Lewis Burridge, President and
                                    Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints A. Lewis Burridge and Eric J. Strasser and Jason
M. Genet and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                                   Title                                Date
      ---------                                   -----                                ----

/s/ A. Lewis Burridge              President, Chief Executive Officer and        September 14, 2000
----------------------------       Director (Principal Executive Officer)
A. Lewis Burridge

/s/ John L. Caldwell               Director                                      September 14, 2000
----------------------------
John L. Caldwell

/s/ Jason M. Genet                Executive Vice President and Chief             September 14, 2000
----------------------------      Operating Officer
Jason M. Genet

/s/ Luther H. Hodges              Director                                       September 15, 2000
----------------------------
Luther H. Hodges

/s/ Donald P. Knode               Director                                       September 15, 2000
----------------------------
Donald P. Knode

/s/ Andrew Lee                    Director                                       September 14, 2000
----------------------------
Andrew Lee

/s/ Russell B. Stevenson          Director                                       September 14, 2000
----------------------------
Russell B. Stevenson

/s/ Robert L. Stewart             Director                                       September 14, 2000
----------------------------
Robert L. Stewart

/s/ Eric J. Strasser              Chief Financial Officer (Principal             September 14, 2000
----------------------------      Financial Officer)
Eric J. Strasser

                                 EXHIBIT INDEX

2 Plan of Acquisition between the Registrant and the stockholders of ConSyGen, Inc., an Arizona corporation, dated August 28, 1996, filed as
         Exhibit 2 to the Registrant's Current Report on Form 8-K dated September 5, 1996 and incorporated herein by reference.
3.1      Articles of Incorporation of the Registrant, as amended.(1)
3.2      Amended and Restated By-Laws of the Registrant.(4)
4.1 Specimen common stock certificate, filed as Exhibit 4.B to the Registrant's Registration Statement on Form S-18, File No. 33-22900 - FW, and incorporated herein by reference.
4.2 Form of Common Stock Purchase Warrant used in connection with issuance of warrants to purchase an aggregate of 1,000,000 shares of the Registrant's Common Stock, $.003 par value.(2)
4.3 Subscription Agreement used in connection with the Rule 506 sale of Convertible Debentures in the aggregate principal amount of $3,500,000 (including form of Convertible Debenture, form of Warrant, and form of Registration Rights Agreement, attached as Exhibits A, B and D, respectively, to the Subscription Agreement).(6)
4.4 Form of Common Stock Purchase Warrant to purchase an aggregate of 10,000 shares issued in partial payment of finders' fees in connection with sale of Convertible Debentures in aggregate principal amount of $3,500,000.(6)
4.5 Form of Subscription Agreement used in connection with Rule 506 sale of 120,000 shares for gross proceeds of $1,080,000.(1)
4.6 Form of Subscription Agreement used in connection with Rule 506 sale of 152,000 shares for gross proceeds of $882,500.(1)
4.7 Form of Common Stock Purchase Warrant to purchase 200,000 shares issued to consultant, Howard R. Baer, on August 1, 1997.(1)
4.8 Form of Common Stock Purchase Warrant to purchase 100,000 shares issued to Howard R. Baer's designee, Kevin C. Baer, on August 1, 1997.(1)
4.9 Subscription Agreement used in connection with Rule 506 sale of 900,000 shares for gross proceeds of $5,276,250.(3)
4.10 Form of Subscription Agreement used in connection with issuance of 30,747 shares in payment of indebtedness in the aggregate amount of $250,575.(3)
4.11 Common Stock Purchase Warrant to purchase 100,000 shares issued to a consultant's designee, Irvington International Limited, as of November 10, 1997.(3)
4.12 Agreement dated as of July 17, 1998 between the Registrant and Tom S. Dreaper relating to employment and grant of options to purchase 1,000,000 shares of common stock of the Registrant.(6)
4.13 Agreement entitled "Transfer of Complete Rights in Software Program between ConSyGen, Inc. and F&M Investments, L.L.C.", filed as Exhibit
         4.13 to the Registrant's Current Report on Form 8-K dated July 2, 1999 and incorporated herein by reference.
4.14 Amendment dated August 13, 1998, to 6% Convertible Debenture Subscription Agreement and related Registration Rights Agreement dated May 29, 1998, filed as Exhibit 4.13 to the Registrant's Registration Statement on Form S-3, File No. 333-61869, and incorporated herein by reference.
4.15     Form  of  Subscription   Agreement  used  in  connection  with  private
         placement of 4,498,000 units, consisting of one share of the Registrant's common stock and a warrant to purchase one share of common stock, for total cash consideration of $1,124,500.*
4.16 Form of Common Stock Purchase Warrant used in connection with issuance of warrants to purchase an aggregate of 4,498,000 shares of Registrant's Common Stock, $0.003 par value.*
4.17 Option Agreement for 1,000,000 shares of the Registrant's common stock, dated April 17, 2000, issued to consultant, Howard R. Baer.*
5.1      Legal Opinion of Brown, Rudnick, Freed & Gesmer.**
10.7     Registrant's 1996 Non-Qualified Stock Option Plan.(2)
10.8 Registrant's Second Amended and Restated 1997 Non-Qualified Stock Option Plan.(8)
10.9 Consulting Agreement between the Registrant and M.H. Meyerson & Co., Inc. dated August 19, 1996.(5)
10.10 Form of Indemnification Contract between the Registrant and each executive officer and director of the Registrant.(3)
10.11 Agreement between the Registrant and Carriage House Capital, Inc., effective as of September 1, 1997, terminating all existing agreements between the Registrant and Carriage House Capital, Inc., and its affiliates.(3)

10.12 Registrant's Form of Settlement Term Sheet between the Registrant and the Debenture Parties (Thomson Kernaghan, et al).(7)
10.13 Settlement Agreement and Conditional Release between the Registrant and the Debenture Parties dated April 20, 2000.(9)
10.14 Agreement between the Registrant and Saviar and Spaeth, dated January 11, 2000.*
16 Letter dated September 24, 1998 from Wolinetz, Gottlieb & Lafazan, P.C. to the Securities and Exchange Commission, filed as Exhibit 16 to the Registrant's Current Report on Form 8-K dated September 22, 1998 and incorporated herein by reference.
21       List of Subsidiaries of the Registrant.(9)
23.1     Consent of Brown, Rudnick, Freed & Gesmer (contained in Exhibit 5.1).*
23.2     Consent of King, Weber & Associates, P.C.*
24       Power of Attorney (included on Signature page hereof).*
99.1     Registrant's 2000 Combination Stock Option Plan.(10)

----------
*  Filed herewith.
** To be filed by amendment.

(1) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997, and incorporated herein by reference.
(2) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996, and incorporated herein by reference.
(3) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Registration Statement on Form S-1, File No. 333-40649, and incorporated herein by reference.
(4) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, and incorporated herein by reference.
(5) Filed as Exhibit No. 10.10 to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1997, and incorporated herein by reference.
(6) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1998, and incorporated herein by reference.
(7) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Annual Report on Form 8-K dated March 22, 2000, and incorporated herein by reference.
(8) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1998, and incorporated herein by reference.
(9) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Annual Report on Form 10-KSB for the year ended May 31, 2000, and incorporated herein by reference.
(10) Filed as an Exhibit, with the same Exhibit number, to the Registrant's Registration Statement on Form S-8, dated May 4, 2000, and incorporated herein by reference.